                                                                     Exhibit 4.2

                                CREDIT AGREEMENT

                                      AMONG

                          GAYLORD ENTERTAINMENT COMPANY

                             THE BANKS NAMED HEREIN

                                       AND

                           NATIONSBANK OF TEXAS, N.A.

                            AS ADMINISTRATIVE LENDER


                                 August 19, 1997

                                TABLE OF CONTENTS


                                                                                                               Page

                                                            ARTICLE I.

                                                            DEFINITIONS


                                                            ARTICLE II.

                                                  AMOUNTS AND TERMS OF THE LOANS
                                                     AND THE LETTERS OF CREDIT

                  2.1.     The Loans............................................................................ 22
                  2.2.     Making the Loans..................................................................... 23
                  2.3.     Fees................................................................................. 25
                  2.4.     Reduction of Total Commitment........................................................ 26
                  2.5.     Repayment............................................................................ 26
                  2.6.     Interest............................................................................. 27
                  2.7.     Prepayments.......................................................................... 28
                  2.8.     Conversion of Loans.................................................................. 29
                  2.9.     Increased Costs, Etc................................................................. 29
                  2.10.    Payments and Computations............................................................ 31
                  2.11.    Taxes................................................................................ 32
                  2.12.    Sharing of Payments, Etc............................................................. 35
                  2.13.    Letters of Credit.................................................................... 36
                  2.14.    Use of Proceeds...................................................................... 41
                  2.15.    Evidence of Debt..................................................................... 41
                  2.16.    Conditions Precedent to Initial Borrowing and Issuance............................... 42
                  2.17.    Conditions Precedent to Each Borrowing and Issuance.................................. 43
                  2.18.    Determinations Under Section 2.16.................................................... 44
                  2.19.    Legal Details........................................................................ 44
                  2.20.    Substitution of Lender............................................................... 44

                                                           ARTICLE III.

                                                       AFFIRMATIVE COVENANTS

                  3.1.     General Covenants.................................................................... 45
                  3.2.     Accounts, Reports and other Information.............................................. 46
                  3.3.     Officer's Certificates............................................................... 48
                  3.4.     Auditors' Letters.................................................................... 48


                  3.5.     Inspection........................................................................... 48
                  3.6.     Notices Regarding ERISA.............................................................. 48
                  3.7.     Employee Plans....................................................................... 50
                  3.8.     Environmental Notice and Inspection.................................................. 50
                  3.9.     Solvency............................................................................. 51

                                                            ARTICLE IV.

                                                        NEGATIVE COVENANTS

                  4.1.     Funded Debt to Capitalization Ratio.................................................. 51
                  4.2.     EBITDA To Interest Charges........................................................... 51
                  4.3.     Capital Expenditures................................................................. 51
                  4.4.     Net Worth............................................................................ 51
                  4.5.     Investments.......................................................................... 52
                  4.6.     Acquisitions......................................................................... 52
                  4.7.     Limitation on Liens.................................................................. 53
                  4.8.     Debt................................................................................. 53
                  4.9.     Mergers, etc......................................................................... 53
                  4.10.    ERISA................................................................................ 53
                  4.11.    Dispositions of Assets............................................................... 54
                  4.12.    Transactions with Affiliates......................................................... 54
                  4.13.    Accounting Changes................................................................... 54
                  4.14.    Margin Regulations................................................................... 54
                  4.15.    Hostile Acquisitions................................................................. 54

                                                            ARTICLE V.

                                                  REPRESENTATIONS AND WARRANTIES

                  5.1.     Organization and Qualification....................................................... 55
                  5.2.     Financial Statements................................................................. 55
                  5.3.     Taxes................................................................................ 55
                  5.4.     Compliance With Laws and Other Matters............................................... 56
                  5.5.     Total Liabilities.................................................................... 56
                  5.6.     Title to Properties.................................................................. 56
                  5.7.     Corporate Authorization; Validity.................................................... 57
                  5.8.     Use of Proceeds...................................................................... 57
                  5.9.     Possession of Franchises, Licenses, Etc.............................................. 57
                  5.10.    Leases............................................................................... 57
                  5.11.    Disclosure........................................................................... 57
                  5.12.    Government Regulation................................................................ 57
                  5.13.    Environmental Matters................................................................ 58
                  5.14.    ERISA................................................................................ 59

                  5.15.    Solvency............................................................................. 60
                  5.16.    Business............................................................................. 60


                                                            ARTICLE VI.

                                                              DEFAULT

                  6.1.     Default.............................................................................. 60
                  6.2.     Certain Rights of Lenders............................................................ 63

                                                           ARTICLE VII.

                                                      AGREEMENT AMONG LENDERS

                  7.1.     Agreement Among Lenders.............................................................. 64
                  7.2.     Lender Credit Decision............................................................... 67
                  7.3.     Benefits of Article.................................................................. 67

                                                           ARTICLE VIII.

                                                           MISCELLANEOUS

                  8.1.     Accounting Terms..................................................................... 67
                  8.2.     Money................................................................................ 67
                  8.3.     Number and Gender of Words........................................................... 68
                  8.4.     Headings............................................................................. 68
                  8.5.     Articles, Sections, and Exhibits..................................................... 68
                  8.6.     Notices, Etc......................................................................... 68
                  8.7.     No Waiver; Remedies.................................................................. 68
                  8.8.     Survival of Agreements............................................................... 68
                  8.9.     Binding Effect....................................................................... 69
                  8.10.    Expenses............................................................................. 69
                  8.11.    Right of Set-off..................................................................... 69
                  8.12.    Governing Law........................................................................ 69
                  8.13.    Usury Provision...................................................................... 70
                  8.14.    Indemnity............................................................................ 70
                  8.15.    Severability......................................................................... 71
                  8.16.    Assignments and Participations....................................................... 72
                  8.17.    No Liability of Issuing Bank......................................................... 74
                  8.18.    Amendments, Etc...................................................................... 75
                  8.19.    Confidentiality...................................................................... 75


                                                              - iii -


                  8.20.    Release and Assumption............................................................... 76
                  8.21.    Exceptions to Covenants.............................................................. 76
                  8.22.    Counterparts......................................................................... 76
                  8.23.    WAIVER OF JURY TRIAL................................................................. 76
                  8.24.    ENTIRE AGREEMENT..................................................................... 76



SCHEDULES AND EXHIBITS:

Schedule I -      Commitments
Schedule II -     Lenders' Addresses




Exhibit A -       Assignment and Acceptance
Exhibit B -       Existing Debt
Exhibit C -       Existing Liens
Exhibit D -       Guaranty
Exhibit E -       Material Contractual Obligations
Exhibit F -       Subsidiaries
Exhibit G -       Swing Line Note
Exhibit H -       Revolving Credit Note
Exhibit I -       Notice of Borrowing
Exhibit J -       Officer's Certificate of Borrower - Closing
Exhibit K -       Officer's Certificate of Borrower - Authorization
Exhibit L -       Officer's Certificate of Guarantor - Authorization
Exhibit M -       Opinion of Counsel to Borrower and Guarantors
Exhibit N -       Officer's Certificate - Financial
Exhibit O -       Existing Litigation
Exhibit P -       Total Liabilities
Exhibit Q -       Opinion of Special Counsel
Exhibit R -       Existing Letters of Credit
Exhibit S -       Assumption Agreement

                                CREDIT AGREEMENT


         CREDIT AGREEMENT dated as of August 19, 1997 (this "Agreement"), among GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation, having its principal office at One Gaylord Drive, Nashville, Tennessee 37214 (hereinafter called "Borrower"), the banks listed on the signature pages hereof (the "Banks"), the other Lenders that may become a party hereto pursuant to Section 8.16, and NATIONSBANK OF TEXAS, N.A., as administrative agent hereunder (in such capacity, together with any successor appointed pursuant to Article VII, herein called "Administrative Lender").


                                   BACKGROUND

         Lenders have been requested to provide Borrower the funds required to refinance the Debt of Borrower under the Existing Credit Agreement (as hereinafter defined), the NationsBank Term Loan Agreement (as hereinafter defined), finance Acquisitions (as hereinafter defined) permitted hereunder and finance the ongoing working capital and general corporate requirements of Borrower and its Subsidiaries (as hereinafter defined). Lenders have agreed to provide such financing, subject to the terms and conditions set forth below.

         In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, receipt and sufficiency of which are acknowledged by all parties hereto, the parties hereto agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         The terms defined in this Article I (except as otherwise expressly provided in this Agreement) for all purposes shall have the following meanings, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context:

         "Acquisition" means any transaction, other than transactions contemplated by the Gaylord Restructuring, pursuant to which any Company (a) whether by means of a capital contribution or purchase or other acquisition of Capital Stock, (i) acquires more than 50% of the Capital Stock in any Person pursuant to a solicitation by such Company of tenders of Capital Stock of such Person, or through one or more negotiated block, market, private or other transactions, or a combination of any of the foregoing, or (ii) makes any corporation a Subsidiary of such Company, or causes any corporation, other than a Subsidiary of such Company, to be merged into such Company (or agrees to be merged into any other corporation other than a wholly-owned

Subsidiary (excluding directors' qualifying shares) of such Company), or (b) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

         "Acquisition Consideration" means the consideration given by any Company for an Acquisition, including but not limited to the fair market value of any cash, property, stock or services given and the amount of any Debt assumed or incurred by any Company in connection with such Acquisition.

         "Adjustment Date" means, for purposes of the Applicable LIBOR Rate Margin, the Commitment Fee payable pursuant to Section 2.4(a) and the Letter of Credit fees payable pursuant to Section 2.13(f)(i), (a) with respect to any change in the Applicable Rate Margin and such fees based on the Debt to Capitalization Ratio, the date of receipt by the Administrative Lender of the financial statements (and related Officer's Certificate) required to be delivered pursuant to Sections 3.2(a) and 3.2(b) which results in a change in the Applicable LIBOR Rate Margin and (b) with respect to any change in the Applicable Rate Margin and such fees based on the Index Debt Rating, the date of receipt by the Administrative Lender of notice of any issuance of, or change in, the Index Debt Rating which results in a change in the Applicable LIBOR Rate Margin.

         "Administrative Lender" means NationsBank, or any successor Administrative Lender appointed pursuant to Section 7.1(c).

         "Administrative Lender's Fee" means the fee described in Section
2.3(c).

         "Affiliate" means a Person that directly or indirectly through one or more intermediaries, Controls or is Controlled By or is Under Common Control with any Person.

         "Agreement Date" means the date of this Agreement.

         "Applicable Law" means the Laws of the State of Texas, including, without limitation, Article 1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended to date ("Art. 1.04") and as the same may be amended at any time and from time to time hereafter and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided, however, with respect to any Lender which is a national bank (or if not a national bank, is permitted by Law to cause the Law of one of the following states, as appropriate, to govern for the purpose of determining the Highest Lawful Rate) located in the State of California or New York, for purposes of determining the Highest Lawful Rate the Applicable Law shall mean the Laws of the State of California or New York, as appropriate, as now or hereafter in effect.

         "Applicable LIBOR Rate Margin" means the following per annum percentages, applicable in the following situations:


                                      Applicability                                                 Percentage
                                      -------------                                                 ----------
(a)      Initial Pricing Period                                                                       0.750%

(b)      Subsequent Pricing Period

         Category 1 - The Funded Debt to Capitalization Ratio is less                                 0.400%
         than 0.30 to 1 or the Index Debt Rating is BBB or better by
         S&P or Baa2 or better by Moody's

         Category 2 - The Funded Debt to Capitalization Ratio is less                                 0.500%
         than 0.35 to 1 but greater than or equal to 0.30 to 1 or the
         Index Debt Rating is BBB- by S&P or Baa3 by Moody's

         Category 3 - The Funded Debt to Capitalization Ratio is less                                 0.625%
         than 0.40 to 1 but greater than or equal to 0.35 to 1 or the
         Index Debt Rating is BB+ by S&P or Ba1 by Moody's

         Category 4 - The Funded Debt to Capitalization Ratio is less                                 0.750%
         than 0.45 to 1 but greater than or equal to 0.40 to 1 or the
         Index Debt Rating is BB by S&P or Ba2 by Moody's

         Category 5 - The Funded Debt to Capitalization Ratio is                                      1.000%
         greater than or equal to 0.45 to 1 or the Index Debt Rating is below BB by S&P or Ba2 by Moody's


The Applicable LIBOR Rate Margin payable by Borrower on the LIBOR Advances outstanding hereunder shall be adjusted on each Adjustment Date if determined based on the (a) Funded Debt to Capitalization Ratio, according to the performance of Borrower for the most recent fiscal quarter (or fiscal year with respect to any adjustment based on fiscal year-end December 31 financial statements) or (b) the Index Debt Rating, according to the most recent determination of the Index Debt Rating. For purposes of the foregoing, (a) if the Index Debt Rating and the Funded Debt to Capitalization Ratio are in different categories, the Applicable LIBOR Rate Margin shall be determined on whichever of the Index Debt Rating or the Funded Debt to Capitalization Ratio falls within the superior (or numerically lower) category, (b) if the Applicable LIBOR Rate Margin is determined based on the Funded Debt to Capitalization Ratio and the financial statements (and related Officer's Certificate) required by Sections 3.2(a) and 3.2(b), as applicable, are not received by Administrative Lender by the date required, the Applicable LIBOR Rate Margin shall be determined as if the Funded Debt to Capitalization Ratio is greater than or equal to 0.45 to 1 until such time as such financial statements are received, and (c) if the Index Debt Rating established by Moody's and S&P shall fall within a different category, the Applicable LIBOR Rate Margin shall be determined by reference to whichever shall be the superior (or numerically lower) category. If the rating system of S&P or Moody's shall change prior to the Termination Date, Borrower and Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

         "Art. 1.04" has the meaning specified in the definition herein of "Applicable Law".

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by Administrative Lender, in substantially the form of Exhibit A hereto.

         "Assumption Agreement" means that certain Assumption Agreement to be executed by New Gaylord and Administrative Lender, in substantially the form of Exhibit S hereto.

         "Auditors" means Arthur Andersen LLP or other independent certified public accountants selected by Borrower and acceptable to Administrative Lender.

         "Banks" has the meaning specified in the recital of parties to this Agreement.

         "Base Rate Basis" means an interest rate per annum for each day equal to the higher of (a) the Prime Rate in effect on such day without notice to Borrower or (b) the sum of (i) the Federal Funds Rate in effect on such day plus
(ii) 0.50%.

         "Borrower" means Gaylord Entertainment Company, a Delaware corporation, which (a) prior to the date immediately preceding the effective date of the Westinghouse Merger will own 100% of the issued and outstanding Capital Stock of New Gaylord and (b) after the date immediately preceding the effective date of the Westinghouse Merger, will own no issued and outstanding capital stock of New Gaylord; provided that as of the date immediately preceding the effective date of the Westinghouse Merger all references to Borrower herein shall mean and refer to New Gaylord, which shall change its name after the Westinghouse Merger to "Gaylord Entertainment Company".

         "Borrowing" means a Revolving Credit Borrowing or Swing Line Borrowing.

         "Business Day" means a day of the year on which banks are not required or authorized to close in New York, Texas or California and, if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank Eurodollar market.

         "Capital Expenditures" means, for any period, expenditures by any Company to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capital Leases at the cost of the item) computed in accordance with GAAP, consistently applied.

         "Capital Leases" means capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

         "Capital Stock" means, as to any Person, the equity interests in such Person, including without limitation, the shares of each class of capital stock of any Person that is a corporation, each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each class of member interest of any Person that is a limited liability company.

         "Cash and Cash Equivalents" means with respect to each Company (a) cash, (b) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) entered into with a financial institutional meeting the qualifications specified in clause (c) above, (e) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by S&P, or P-1 or the equivalent thereof by Moody's, and in each case maturing within six months after the date of acquisition, and (f) a readily redeemable "money market mutual fund" advised by a bank described in clause (c) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (e) hereof and having on the date of such Investment total assets of at least $200,000,000.

         "CERCLA" has the meaning specified in the definition of Environmental Law.

         "Change of Control" means the occurrence of any of the following events after the Agreement Date (excluding, however, the effect of the Westinghouse Merger and the related distribution of New Gaylord Capital Stock immediately prior thereto): (a) the "beneficial ownership", as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of securities representing more than 33-1/3% of the combined voting power of Borrower are acquired by any "person" or "group" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than (A) Borrower, (B) any trustee or other fiduciary holding securities under an employee benefit plan of Borrower, (C) the Voting Trust and the Voting Trustees, or (D) Edward L. Gaylord or any member of his Immediate Family, or (b) the shareholders of Borrower approve a definitive agreement to merge or consolidate Borrower with or into another company (other than a merger or consolidation which would result in the voting securities of Borrower outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Borrower outstanding immediately after such merger or consolidation), or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or (c) during any period of two consecutive years, individuals who at the beginning of such period were members of the Board of Directors of

Borrower cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by Borrower's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period).

         "Closing Fee" means the fee described in Section 2.3(b).

         "Code" means the Internal Revenue Code of 1986 (or any successor thereto), as amended from time to time and all regulations promulgated thereunder.

         "Commitment" means, as to a Lender, the amount set forth opposite its name on Schedule I of this Agreement under the caption "Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the amount set forth for such Lender in the Register maintained by Administrative Lender pursuant to Section 8.16 (as the same may be reduced or terminated pursuant to Section 2.4), which at no time shall exceed such Lender's Specified Percentage of $600,000,000.

         "Commitment Fee" means the fee described in Section 2.3(a).

         "Companies" means (a) prior to the Westinghouse Merger, Borrower and all of its Subsidiaries (including, without limitation, New Gaylord), and (b) on the date of and after the Westinghouse Merger, New Gaylord and all of its Subsidiaries. "Company" shall mean (a) prior to the Westinghouse Merger, either Borrower or any of its Subsidiaries (including, without limitation, New Gaylord), and (b) on the date of and after the Westinghouse Merger, either New Gaylord or any of its Subsidiaries.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special or toxic waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste, including any such substance regulated under any Environmental Law.

         "Contingent Debt" means, for any Person:

                  (a) guarantees, endorsements (other than endorsements of negotiable instruments for collection in the ordinary course of business) and other contingent liabilities (whether direct or indirect) in connection with the obligations of any other Person;

                  (b) obligations under any contract providing for the making of loans, advances or capital contributions to any other Person, or for the purchase of any property from any other Person, in each case in order to enable such other Person primarily to maintain working capital, net worth or any other balance sheet condition or to pay debts, dividends or expenses;

                  (c) obligations under any contract to rent or lease (as lessee) any real or personal property if such contract (or any related document) provides that the obligation to make payments thereunder is absolute and unconditional under conditions not customarily found in commercial leases then in general use or requires that the lessee purchase or otherwise acquire securities or obligations of the lessor;

                  (d) obligations under any other contract which, in economic effect, is substantially equivalent to a guaranty, including but not limited to "keep well" or "capital maintenance" agreements; and

                  (e) obligations in respect of letters of credit to the extent such letters of credit are not issued with respect to indebtedness included within the definition of Total Liabilities.

         "Control" or "Controlled By" or "Under Common Control" means possession, direct or indirect, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided that, in any event (i) any Person which beneficially owns 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation, and (ii) no Person shall be deemed to be an Affiliate of a corporation solely by reason of his being an officer or director of such corporation.

         "Controlled Group" means, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

         "Conversion", "Convert" and "Converted" each refers to a conversion of Loans of one Type into Loans of another Type pursuant to Section 2.8 or 2.9.

         "Country Music Television, Inc." means Country Music Television, Inc., a Tennessee corporation.

         "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (including obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured); (b) all obligations evidenced by notes, bonds, debentures or similar instruments; (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (d) all obligations under Capital Leases; (e) all obligations in respect of interest swap agreements and other similar agreements designed to hedge against fluctuations in interest rates; and (f) all Debt referred to in clause (a), (b),
(c), (d) or (e) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness.

         "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

         "Default" means any of the events specified in Section 6.1, whether or not any requirement in connection with such event for the giving of notice, or the lapse of time or the happening of any further condition, event or act has been satisfied.

         "Default Rate" has the meaning specified in Section 2.6(d).

         "Determining Lenders" means at any time Lenders owed more than 50% of the Loans (which for purposes of this calculation shall include for each Lender an amount equal to the product of such Lender's Specified Percentage multiplied by the aggregate principal amount of Swing Line Loans outstanding) owing to Lenders, or, if no such principal amount is then outstanding, Lenders having more than 50% of the Commitments of all Lenders.

         "Disposition" has the meaning specified in Section 4.11.

         "Dividends" means, for any Company, any dividend, payment or other distribution (other than a dividend, payment or distribution payable in such Company's common stock) of assets, rights, obligations or securities on account of any capital stock (or other similar property right in respect of a Company which is a partnership, joint venture or other legal entity) of such Company.

         "DOL" means the United States Department of Labor or any successor thereto.

         "Dollars" and the sign "$" means lawful money of the United States of America.

         "Domestic Loans" means Revolving Credit Loans which bear interest at the Base Rate Basis.

         "EBITDA" means, for the Companies, on a consolidated basis, for the twelve (12) month period preceding any date of determination, the sum of (a) operating income plus (b) depreciation expense, plus (c) amortization expense (not including amortization expense related to program rights and inventories), plus (d) to the extent not already included in operating income, the lesser of
(i) earnings or (ii) cash distributions received from unconsolidated
Subsidiaries.

         "Eligible Assignee" means (a) a commercial bank organized or licensed under the laws of the United States, or any State thereof, and having total assets in excess of $3,000,000,000; (b) a commercial bank organized under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $3,000,000,000 provided that such bank is acting through a branch or agency located in the country in which it is organized or another country that is also a member of the OECD; or (c) a finance company, insurance company or other financial institution or fund organized under the laws of the United States, or any State thereof, or under the laws of any other country that is a member of the OECD, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and which has total assets in excess of $500,000,000.

         "Environmental Claim" means any written notice by any Tribunal alleging potential liability for damage to the environment, or by any Person alleging potential liability for personal injury (including sickness, disease or death), resulting from or based upon (a) the presence or release (including sudden or non-sudden, accidental or non-accidental, leaks or spills) of any Hazardous Material at, in or from property, whether or not owned by any Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Laws" means the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. ss.1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C ss.6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.1251 et seq.), the Clean Air Act (42 U.S.C. ss.7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. ss.651 et seq.) ("OSHA"), as such laws have been or hereafter may be amended or supplemented, and any and all analogous future federal, or present or future state or local, Laws.

         "Equity Consideration" means that consideration given by any Company for an Acquisition in the form of its Capital Stock.

         "Equity Issuance" means the issuance of any Capital Stock of any Company.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time and all regulations promulgated thereunder.

         "ERISA Event" means, as to any Company or any member of its Controlled Group, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA); (b) the withdrawal of Borrower or any member of its Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the institution by the PBGC of proceedings to terminate a Plan or to appoint a trustee to administer a Plan;
(d) the failure to make required contributions which results in the imposition of a Lien under Section 412 of the Code or Section 302 of ERISA; or (e) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan which is subject to Title IV of ERISA or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

         "Eurodollar Reserve Percentage" means the reserve requirement including any supplemental and emergency reserves (expressed as a percentage) applicable to member banks of the Federal Reserve System in respect of "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System, or such substituted or amended reserve requirement as may be hereafter applicable to member banks of the Federal Reserve System.

         "Event of Default" means any of the events specified in Section 6.1, provided there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

         "Existing Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of August 25, 1995, among Gaylord, the lenders party thereto, and NationsBank of Texas, N.A., as Administrative Lender, as amended, modified or supplemented.

         "Existing Debt" means those Debts of Companies existing on the Agreement Date and described on Exhibit B.

         "Existing Letters of Credit" means those Letters of Credit outstanding on the Agreement Date, as described on Exhibit R.

         "Existing Liens" means those Liens of Companies described on Exhibit C and other Liens of Companies existing on the Agreement Date involving Debt in an aggregate amount less than $1,000,000.00.

         "FCC" means the Federal Communications Commission and any successor thereto.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of Dallas, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Administrative Lender from three Federal funds brokers of recognized standing selected by it.

         "Film Contracts" means contracts or agreements with suppliers which provide the right to broadcast certain specified film or video tape motion pictures or live or syndicated television programs.

         "Financial Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility backing the financial obligations of any Person.

         "Form 4224" and "Form 1001" each has the meaning specified in Section 2.11(e).

         "Funded Debt" means, at the date of any determination, with respect to the Companies, on a consolidated basis, (a) all indebtedness for borrowed money or for the deferred purchase price of property or services other than trade payables in the ordinary course of business, (b) all obligations evidenced by notes, bonds, debentures or similar instruments and (c) all obligations under Capital Leases; provided, however, Funded Debt shall not include obligations payable under Film Contracts.

         "Funded Debt to Capitalization Ratio" means, for the Companies on a consolidated basis, the ratio of Funded Debt to Total Capital.

         "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Determining Lenders may reasonably approve, which are applicable in the circumstances as of the date in question, and the requisite that such principles be applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period (except for changes made with Auditors' concurrence). Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

         "Gaylord Restructuring" means the transactions contemplated by Article IV of that certain Agreement and Plan of Distribution between the Borrower and New Gaylord, including the transfer by Borrower to New Gaylord of certain assets and liabilities of Borrower that are part of Borrower's hospitality, attractions, music, television and radio businesses, including all of Borrower's long-term Debt, as well as cable networks of Country Music Television, Inc. outside of the United States and Canada and the management and option to acquire Z Music, Inc.

         "Guarantor" means (a) prior to the date immediately preceding the effective date of the Westinghouse Merger, each of the Material Subsidiaries of the Borrower (including New Gaylord), and (b) on and after the date immediately preceding the effective date of the Westinghouse Merger, each of the Material Subsidiaries of New Gaylord.

         "Guaranty" means a guaranty of each Guarantor, substantially in the form of Exhibit D, duly completed and executed, and any amendments, modifications or restatements thereof.

         "Hazardous Material" means those substances which are regulated by or form the basis of liability under any Environmental Laws.

         "hereof", "hereto", "hereunder" and similar terms refer to this Agreement and not to any particular section or provision of this Agreement.

         "Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligation. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04; or (b) provided notice is given as required in Section (h)(1) of Art. 1.04, either the annualized ceiling or quarterly ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the annualized ceiling or the quarterly ceiling, as applicable, shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of Art. 1.04 shall control for purposes of such determination, as applicable.

         "Hostile Acquisition" means the acquisition of a voting interest of 30% or more in any Person if such acquisition is not approved by the board of directors, management or Persons owning, directly or indirectly, 51% or more of the voting securities of such Person.

         "Immaterial Subsidiary" means any Subsidiary of any Company which is not a Material Subsidiary.

         "Immediate Family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, mother-in-law, or sister-in-law, and incudes adoptive relationships.

         "Index Debt Rating" means the rating applicable to Borrower's senior, unsecured, non-credit enhanced long-term indebtedness for borrowed money.

         "Initial Adjustment Date" means the earlier of (a) date that the Lenders received the financial statements (and related Officer's Certificate) for the fiscal quarter ending June 30, 1997, required to be delivered pursuant to Section 3.2(a) or (b) the effective date of the first change in the Index Debt Rating occurring after the Agreement Date.

         "Initial Date" has the meaning specified in Section 2.11(a).

         "Initial Pricing Period" means the period from and including the Agreement Date to and including the Initial Adjustment Date.

         "Interest Charges" means, for Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, for the twelve month period preceding any date of determination, aggregate gross interest expense (including interest expense pursuant to Capital Leases).

         "Interest Period" means, with respect to any LIBOR Loan, the period beginning on the date a Loan is made or continued as or Converted into a LIBOR Loan and ending one, two, three or six months thereafter (as Borrower shall select) provided, however, that:

                  (a) Borrower may not select any Interest Period that ends after any principal repayment date unless, after giving effect to such selection, the aggregate principal amount of Domestic Loans and of LIBOR Loans having Interest Periods that end on or prior to such principal repayment date, shall be at least equal to the principal amount of Loans due and payable on and prior to such date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

         "Investment" means any acquisition of any or all assets of any Person, or any direct or indirect purchase or other acquisition of, or beneficial interest in, Capital Stock of any other Person, or any direct or indirect loan, advance (other than loans or advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

         "IRS" means the Internal Revenue Service or any successor thereto.

         "Issuing Bank" means NationsBank.

         "Laws" means all statutes, laws, ordinances, regulations, orders, writs, injunctions, and decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

         "L/C Cash Collateral Account" has the meaning specified in Section 2.13(g).

         "L/C Related Documents" has the meaning specified in Section 2.13(e).

         "Lenders" means the Banks and each Eligible Assignee that shall become a party hereto pursuant to Section 8.16.

         "Lending Office" means, with respect to each Lender, its branch or affiliate (a) initially, the office of such Lender, branch or affiliate identified as such in its signature block hereto, and (b) subsequently, such other office of such Lender, branch or affiliate as such Lender may designate to Borrower (through Administrative Lender) as the office from which the Loans of such Lender will be made and maintained and for the account of which all payments of principal and interest on the Loans of, and the Commitment Fee payable to, such Lender will thereafter be made. Any Lender may have one Lending Office for the purpose of making Domestic Loans and another Lending Office for the purpose of making LIBOR Loans.

         "Letter of Credit" has the meaning specified in Section 2.13(a), and shall include the Existing Letters of Credit.

         "Letter of Credit Agreement" has the meaning specified in Section 2.13(b)(i).

         "Letter of Credit Facility" has the meaning specified in Section
2.13(a).

         "LIBOR Basis" means an interest rate per annum equal to the lesser of
(a) the Highest Lawful Rate and (b) the sum of (i) the Applicable LIBOR Rate Margin plus (ii) a rate per annum determined pursuant to the following formula:

                                   LIBOR Rate
                                   ----------
                      100% - Eurodollar Reserve Percentage

         "LIBOR Loans" means Revolving Credit Loans which bear interest at the LIBOR Basis.

         "LIBOR Rate" means, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any LIBOR Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give or not to give any of the foregoing), any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

         "Litigation" means any proceeding, claim, lawsuit and/or investigation conducted or threatened by or before any Tribunal, including, but not limited to, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax, or other Law, or under or pursuant to any contract, agreement or other instrument.

         "Loan" or "Loans" means Revolving Credit Loans and/or Swing Line Loans, as the context requires.

         "Loan Documents" means this Agreement, the Guaranty, the L/C Related Documents and all other documents, instruments and certificates to be executed by any Company pursuant to the terms of this Agreement.

         "Loan Facility" means the aggregate amount of the Lenders' Commitments.

         "Material Adverse Effect" means any act or circumstance or event which individually, or in the aggregate, (a) is material and adverse to the consolidated financial condition or business operations of Companies, taken as a whole, (b) in any manner whatsoever materially and adversely affects the legality, validity or enforceability of any of the Loan Documents or (c) causes a material adverse change or effect in or on the ability of the Companies to perform their monetary obligations under the Loan Documents.

         "Material Contractual Obligations" means Existing Debt, the other Material Contractual Obligations described on Exhibit E and any other contracts, agreements or obligations of any kind whatsoever now or hereafter entered into by any Company or under which any Company or its property is bound which are material to the consolidated financial condition or business operations of Companies, taken as a whole.

         "Material Subsidiary" means any Subsidiary of any Company designated as a Material Subsidiary on Exhibit F or, at any time, any other Subsidiary of any Company in which one or more of the following are applicable, (a) such Subsidiary has 5% or more of the Total Assets of the Companies (determined as of the last day of the most recent fiscal quarter of Borrower), (b) such Subsidiary has 5% or more of the EBITDA of the Companies for the twelve month period ending on the last day of the most recent fiscal quarter of Borrower or (c) such Subsidiary has received loans and advances from all Companies in an aggregate amount of 5% or more of the Total Assets of the Companies (determined as of the last day of the most recent fiscal quarter of Borrower).

         "Maximum Amount" means the maximum amount of interest which, under Applicable Law, any Lender is permitted to charge on the Obligation.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

         "NationsBank" means NationsBank of Texas, N.A., a national banking association.

         "NationsBank Term Loan Agreement" means that certain Amended and Restated Credit Agreement, dated as of August 25, 1995, among Gaylord, NationsBank as a lender and as Administrative Lender, as amended, modified or supplemental.

         "Net Income" means, for the Companies, on a consolidated basis, for any period, the net earnings (or the net deficit, if expenses and charges exceed revenues and other proper income credits) of Borrower and its Subsidiaries for such period, after provision for taxes and after extraordinary items, determined in accordance with GAAP.

         "Net Proceeds" means with respect to any sale or disposition of assets or securities by any Person, the aggregate amount of proceeds, whether cash, notes, stock or other consideration, received, directly or indirectly, by such Person from such sale or disposition less all fees and expenses, including but not limited to customary brokerage commissions, legal and investment banking fees and other similar commissions, charges or fees incurred by such Person in connection with such sale or disposition and less any payments with respect to taxes payable by such Person with respect to such sale.

         "Net Worth" means the excess of the total assets over the total liabilities that are reflected on the balance sheet of the Companies on a consolidated basis determined in accordance with GAAP.

         "New Gaylord" means New Gaylord Entertainment Company, a Delaware corporation, which (a) prior to the date immediately preceding the date of the Westinghouse Merger, will be a wholly-owned Subsidiary of the Borrower, and (b) after the date immediately preceding the effective date of the Westinghouse Merger, will not be a Subsidiary of any Person.

         "Nonfinancial Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility which is not a Financial Letter of Credit.

         "Note" means any Revolving Credit Note or the Swing Line Note and "Notes" means the Revolving Credit Notes and the Swing Line Note.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a).

         "Notice of Issuance" has the meaning specified in Section 2.13(b)(i).

         "Notice of Swing Line Borrowing" has the meaning specified in Section 2.2(b).

         "Obligation" or "Obligations" means all present and future obligations, indebtedness and liabilities, and all renewals and extensions of all or any part thereof, of the Companies to Lenders arising from, by virtue of, or pursuant to this Agreement, the Guaranty, the L/C Related Documents, any of the other Loan Documents, and any and all renewals and extensions thereof, or any part thereof, or future amendments thereto, all interest accruing on all or any part thereof and attorneys' fees incurred in the enforcement or the collection of all or any part thereof, whether such obligations, indebtedness and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several.

         "OECD" means the Organization for Economic Cooperation and Development.

         "Officer's Certificate" means a certificate signed in the name of Borrower by its President, any Vice President, Treasurer or any other officer acceptable to Administrative Lender.

         "Old Gaylord" means Gaylord Entertainment Company, a Delaware corporation, at such time that it is no longer the Borrower hereunder as a result of the Westinghouse Merger.

         "OSHA" has the meaning specified in the definition of Environmental
Law.

         "Other Taxes" has the meaning specified in Section 2.11(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Permitted Debt" means, without duplication, (a) unsecured Debt not to exceed $20,000,000 in aggregate principal amount, (b) Debt secured by Liens permitted by clause (g) of the definition of "Permitted Liens", provided, such Debt does not exceed $20,000,000 in aggregate principal amount, (c) Existing Debt and extensions, renewals and refinancings (but not increases) thereof, (d) Debt pursuant to or in connection with Film Contracts, (e) trade payables incurred in the ordinary course of the Companies' respective businesses, (f) Debt and Contingent Debt pursuant to this Agreement, (g) intercompany Debt between Companies, (h) Debt in respect of interest swap agreements and other similar agreements designed to hedge against fluctuations in interest rates, and
(i) Acquisition Consideration consisting of Debt incurred to the seller of assets acquired in an Acquisition or assumed pursuant to any single Acquisition not to exceed (A) during fiscal year 1997, the remainder of (1) $100,000,000 minus (2) the aggregate amount of cash Acquisition Consideration paid for any such Acquisition during such fiscal year, (B) during fiscal year 1998, the remainder of (1) $125,000,000 minus (2) the aggregate amount of cash

Acquisition Consideration paid for any such Acquisition during such fiscal year, and (C) during each fiscal year thereafter, the remainder of (1) $150,000,000 minus (2) the aggregate amount of cash Acquisition Consideration paid for any such Acquisition during such fiscal year.

         "Permitted Investments" means (a) accounts receivable that arise in the ordinary course of business, (b) Investments which are Acquisitions permitted pursuant to Section 4.6, (c) Investments in Subsidiaries which have complied with the requirements of Section 3.1(g), (d) Cash and Cash Equivalents, and (e) other Investments not to exceed in aggregate amount outstanding at any time 35% of Total Assets.

         "Permitted Liens" means (a) Existing Liens, (b) pledges or deposits made to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, pensions, or other social security programs, (c) good-faith pledges or deposits made to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business, (d) non-monetary encumbrances, including but not limited to zoning restrictions, easements, or other restrictions on the use of real property, none of which impair the use of such property by any Company in the operation of its business in any manner which would have a Material Adverse Effect, (e) the following, if (i)(A) the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings and so long as levy and execution thereon have been stayed and continue to be stayed and (B) adequate reserves, if required by GAAP, are maintained, or (ii) they do not in the aggregate materially detract from the value of the property of Companies, taken as a whole, or materially impair the use thereof in the operation of the business of Companies, taken as a whole: claims and Liens for Taxes due and payable; Liens under Section 412 of the Code or Section 302 of ERISA; mechanic's and materialmen's Liens; claims and Liens upon, and defects of title to, real or personal property or other legal process prior to adjudication of a dispute on the merits; and adverse judgments on appeal, (f) Liens existing upon property acquired at the time of Acquisition, provided, that (i) no such Lien shall extend to or cover any property other than the property acquired, (ii) the Debt secured by such Lien shall not exceed the fair market value of the property acquired, (iii) no such Lien shall have been created in contemplation of such acquisition and (iv) the aggregate principal amount of the Debt secured by the Liens permitted by this clause (f) shall not exceed the amount specified in clause (c)(viii) of the definition of "Permitted Debt", (g) Liens arising solely to secure purchase money Debt; provided, that (i) any such Lien is limited to the asset or assets acquired or financed, (ii) the Debt secured by such Lien shall not exceed the fair market value of the asset or assets acquired or financed and (iii) the aggregate principal amount of the Debt secured by the Liens permitted by this clause (g) shall not exceed the amount specified in clause (b) of the definition of "Permitted Debt", (h) Liens arising as a result of the filing of financing statements for informational purposes only and (i) extensions, renewals and replacements of Existing Liens.

         "Person" means and includes an individual, a partnership, a joint venture, a corporation, a trust, a Tribunal, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

         "Plan" means, with respect to any Company or any member of its Controlled Group, at any time, an employee pension benefit plan as defined in
Section 3(3) of ERISA maintained for the employees of any Company or any member of its Controlled Group.

         "Prime Rate" means the prime interest rate charged by NationsBank as announced or published by NationsBank from time to time, and which may not be the lowest interest rate charged by NationsBank.

         "Principal Office" means the principal office of Administrative Lender, located at 901 Main Street, Dallas, Texas 75202.

         "Pro Rata", "pro rata", "Pro Rata Part" and "pro rata part", as to each Lender, means according to its Specified Percentage.

         "Quarterly Date" means the first Business Day of each January, April, July and October, commencing with the first such day after the date hereof.

         "Reference Lender" means NationsBank.

         "Register" has the meaning specified in Section 8.16(c).

         "Regulation U" has the meaning specified in Section 5.8.

         "Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by Borrower.

         "Reportable Event" means a reportable event as defined in Section 4043(b) of ERISA.

         "Requirement of Law" means, as to any Person, the charter and by-laws or other organization or governing documents of such Person, and each law, rule or regulation, including Environmental Laws and ERISA, or order, decree or other determination of an arbitrator or a court or other Tribunal applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Retroactive Effective Date" has the meaning specified in Section
2.9(f).

         "Revolving Credit Loan" has the meaning specified in Section 2.1(a).

         "Revolving Credit Borrowing" means a borrowing consisting of Revolving Credit Loans of the same Type made on the same day by Lenders.

         "Revolving Credit Note" means the Revolving Credit Note of Borrower payable to the order of a Lender, in substantially the form of Exhibit H, and any replacements, amendments, renewals and modifications thereof.

         "Rights" means rights, remedies, powers and privileges.

         "Set Date" has the meaning specified in Section 2.9(f).

         "Solvent" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         "Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., Dallas, Texas, special counsel to Administrative Lender and Lenders.

         "Specified Percentage" of each Lender means the percentage which the then existing aggregate amount of the Commitment of such Lender as set forth on
Schedule I hereto is of the Total Commitment, provided, however, that if such Lender shall have entered into one or more Assignments and Acceptances, the Specified Percentage of such Lender shall be that percentage which is set forth for such Lender in the Register maintained by Administrative Lender pursuant to
Section 8.16(c).

         "S&P" means Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation.

         "Subsequent Pricing Period" means the period from and including the date which is the first day following the end of the Initial Pricing Period to the Termination Date.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust, estate or other Person of which (or in which) (a) more than 50% of:

         (i) the outstanding Capital Stock having voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes shall or might have voting power upon the occurrence of any contingency);

          (ii) the ownership interests having voting power to elect persons performing functions similar to board of directors;

         (iii) the interest in the capital or profits of such partnership or joint venture;

          (iv)    the beneficial interest of such trust or estate, or

           (v)    the equity interest of such other Person,

is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one of more of such Person's Subsidiaries or (b) such Person, such Person and one or more of its Subsidiaries or one or more of such Person's Subsidiaries owns the controlling management interest thereof and as a result thereof would be reflected in Borrower's consolidated financial statements.

         "Swing Line Bank" means NationsBank.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line
Loan.

         "Swing Line Facility" has the meaning specified in Section 2.1(b).

         "Swing Line Loan" has the meaning specified in Section 2.1(b).

         "Swing Line Note" means the Swing Line Note of Borrower payable to the order of Swing Line Bank, in substantially the form of Exhibit G, and any replacements, amendments, renewals and modifications thereof.

         "Taxes" has the meaning specified in Section 2.11(a).

         "Termination Date" means July 31, 2002, or the earlier date of termination in whole of the Commitments of all Lenders pursuant to Section 2.4 or 6.2.

         "Total Assets" means, as of any date of determination, determined for the Companies on a consolidated basis, the total assets of the Companies.

         "Total Capital" means, as of any date of determination, the sum of (a) Funded Debt plus (b) Net Worth.

         "Total Commitment" means the aggregate amount of the Lenders' Commitments.

         "Tribunal" means any state, commonwealth, federal, foreign, territorial, or other court or governmental department, commission, board, bureau, agency or instrumentality.

         "Type" refers to the distinction between Revolving Credit Loans bearing interest at the base Rate Basis and Revolving Credit Loans bearing interest at the LIBOR Basis.

         "UCC" means the Uniform Commercial Code of Texas, as amended from time to time.

         "United States" and "United States Person" each has the meaning specified in Section 2.11(d).

         "Voting Trust" means the trust created by that certain Voting Trust Agreement, dated as of October 3, 1990, as amended October 7, 1991, and as amended from time to time hereafter.

         "Voting Trustees" means the trustees of the Voting Trust.

         "Westinghouse Merger" means the merger of a wholly-owned Subsidiary of Westinghouse Electric Corporation ("Westinghouse"), with and into Old Gaylord, with Old Gaylord continuing as the surviving corporation and a wholly-owned Subsidiary of Westinghouse, which merger shall take place after the Gaylord Restructuring, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 9, 1997, among Westinghouse, G Acquisition Corp. and Borrower


                                   ARTICLE II.

                         AMOUNTS AND TERMS OF THE LOANS
                            AND THE LETTERS OF CREDIT

         2.1.     The Loans.

         (a) The Revolving Credit Loans. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make loans ("Revolving Credit Loans") to Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding (i) such Lender's Commitment, less (ii) such Lender's Specified Percentage of the aggregate principal amount of all Reimbursement Obligations (assuming compliance with all conditions to drawing) and Swing Line Loans then outstanding. Notwithstanding the immediately preceding sentence, at no time shall the sum of the aggregate principal amount of Revolving Credit Loans outstanding, plus the aggregate principal amount of Swing Line Loans outstanding, plus the aggregate principal amount of all Reimbursement Obligations then outstanding exceed the amount of the Total Commitment. Each Revolving Credit Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Revolving Credit Loans of the same Type made on the same day by the Lenders Pro Rata. Within the limits of each Lender's Commitment, and subject to the limits referred to above, Borrower may borrow under this Section 2.1(a), prepay pursuant to Section 2.7(a) and reborrow under this Section 2.1(a).

         (b) The Swing Line Loans. Borrower may request Swing Line Bank to make, and Swing Line Bank may, if in its sole discretion it elects to do so, make, on the terms and conditions hereinafter set forth, loans ("Swing Line Loans") to Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an aggregate amount not to exceed at any time outstanding the lesser of (i) $20,000,000 and (ii) the sum of (A) the Total Commitment, minus (B) the aggregate principal amount of Revolving Credit Loans then outstanding, minus (C) the aggregate principal amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) (the "Swing Line Facility"). Each Swing Line Borrowing shall be in an amount not less than $50,000. Within the limits of the Swing Line Facility, so long as Swing Line Bank, in its sole discretion, elects to make Swing Line Loans, Borrower may borrow under this Section 2.1(b), repay pursuant to Section
2.5 or prepay pursuant to Section 2.7(a) and reborrow under this Section 2.1(b).

         2.2.     Making the Loans.

         (a) Except as otherwise provided in Section 2.2(b) or 2.13, each Revolving Credit Borrowing shall be made on notice, given not later than 11:00 a.m. (Dallas time) (i) in the case of such a Borrowing comprised of Domestic Loans, on the Business Day prior to the date of the proposed Borrowing, and (ii) in the case of such a Borrowing comprised of LIBOR Loans on the third Business Day prior to the date of the proposed Borrowing, in either case by Borrower to Administrative Lender, which shall give to each Lender prompt notice thereof by telex, telecopier or cable. Each such notice of a Revolving Credit Borrowing (a "Notice of Borrowing") shall be by telephone (confirmed by sending a Notice of Borrowing by one of the following means) telex, telecopier or cable, in substantially the form of Exhibit I, specifying therein the requested (A) date of such Borrowing, (B) Type of Loans comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) in the case of such a Borrowing consisting of LIBOR Loans, initial Interest Period for each such Loan. In the case of a proposed Revolving Credit Borrowing comprised of LIBOR Loans Administrative Lender shall promptly notify each Lender of the applicable interest rate under
Section 2.6. Each Lender shall, before 12:00 noon (Dallas time) on the date of such Revolving Credit Borrowing, make available to Administrative Lender at Administrative Lender's Principal Office, in same day funds, such Lender's Pro Rata Part of such Borrowing. After Administrative Lender's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 2.16 and 2.17, Administrative Lender will make such funds available to Borrower by depositing such funds received in the general deposit account of Borrower with Administrative Lender.

         (b) Each Swing Line Borrowing shall be made on notice, given not later than 1:30 p.m. (Dallas time) on the date of the proposed Swing Line Borrowing, by Borrower to Swing Line Bank and Administrative Lender. Each such notice of a Swing Line Borrowing (a "Notice of Swing

Line Borrowing") shall be by telephone, telex or telecopier, specifying therein the requested (i) date of such Borrowing fand (ii) amount of such Borrowing. If, in its sole discretion, it elects to make the requested Swing Line Loan, Swing Line Bank will make the amount thereof available to Administrative Lender at Administrative Lender's Principal Office, in same day funds. After Administrative Lender's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 2.16 and 2.17, Administrative Lender will make such funds available to Borrower by depositing such funds received in the general deposit account of Borrower with Administrative Lender. Forthwith upon demand by Swing Line Bank and in any event upon the making of the request or the granting of the consent specified by Section 6.2 to authorize Administrative Lender to declare the Loans due and payable pursuant to the provisions of Section 6.2, each Lender, including Swing Line Bank, notwithstanding the failure of Borrower at such time to satisfy each condition specified in Section 2.17, shall make, by 12:00 noon (Dallas time) on the first Business Day following receipt by such Lender of notice from Swing Line Bank, a Revolving Credit Loan which is a Domestic Loan in an amount equal to the product of (x) such Lender's Specified Percentage multiplied by (y) the outstanding principal amount of such Swing Line Loan, and the proceeds of such Revolving Credit Loans will be applied by Administrative Lender to repay the outstanding Swing Line Loans.

         (c) Anything in subsection (a) above to the contrary notwithstanding, Borrower may not select LIBOR Loans for any Borrowing if (i) the aggregate amount of such Borrowing is less than $5,000,000, or (ii) the obligation of Lenders to make LIBOR Loans shall then be suspended pursuant to Section 2.9.

         (d) Each Notice of Borrowing and Notice of Swing Line Borrowing shall be irrevocable and binding on Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of LIBOR Loans, Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure of Borrower to borrow any LIBOR Loans after a Notice of Borrowing has been given in accordance with Section 2.2(a), including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Loan to be made by such Lender as part of such Borrowing when such Loan, as a result of such failure, is not made on such date. The obligations of Borrower under this
Section 2.2(d) shall survive termination of this Agreement.

         (e) Unless Administrative Lender shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to Administrative Lender such Lender's Pro Rata Part, if any, of such Borrowing, Administrative Lender may assume that such Lender has made such portion available to Administrative Lender on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.2 and Administrative Lender may, in reliance upon such assumption, make available to Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Pro Rata Part available to Administrative Lender, such Lender and Borrower severally agree to repay to Administrative Lender forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to Borrower until the date such amount is repaid to Administrative Lender, at (i) in the case of Borrower, the interest rate applicable at the time to Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall repay to Administrative Lender such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

         (f) The failure of any Lender to make the Loans to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.

         2.3. Fees.

         (a) Commitment Fee. Subject to the provisions of Section 8.13, Borrower shall pay to Administrative Lender, for the ratable account of Lenders, a Commitment Fee, on the average daily unused portion of the Total Commitment at the following per annum percentages, applicable in the following situations:


                                        Applicability                                                 Percentage
                                        -------------                                                 ----------
         (a)      Initial Pricing Period 0.250%

         (b)      Subsequent Pricing Period

                  Category 1 - The Funded Debt to Capitalization Ratio is                               0.125%
                  less than 0.30 to 1 or the Index Debt Rating is BBB or
                  better by S&P or Baa2 or better by Moody's

                  Category 2 - The Funded Debt to Capitalization Ratio is                               0.150%
                  less than 0.35 to 1 but greater than or equal to 0.30 to 1 or the Index Debt Rating is BBB- by S&P or Baa3 by
                  Moody's

                  Category 3 - The Funded Debt to Capitalization Ratio is                               0.200%
                  less than 0.40 to 1 but greater than or equal to 0.35 to 1 or the Index Debt Rating is BB+ by S&P or Ba1 by Moody's

                  Category 4 - The Funded Debt to Capitalization Ratio is                               0.250%
                  greater than or equal to 0.40 to 1 or the Index Debt Rating is BB or below by S&P or Ba2 or below by Moody's


The Commitment Fee shall be payable quarterly in arrears on each Quarterly Date, commencing on the first Quarterly Date occurring after the Agreement Date, and on the Termination Date. For purposes of calculation of the Commitment Fee, (i) outstanding Swing Line Loans from time to time will not reduce the unused portion of the Total Commitment and (ii) outstanding Letters of

Credit from time to time will reduce the unused portion of the Total Commitment. The Commitment Fee shall be adjusted on each Adjustment Date if determined based on the (a) Funded Debt to Capitalization Ratio, according to the performance of Borrower for the most recent fiscal quarter (or fiscal year with respect to any adjustment based on fiscal year-end December 31 financial statements) or (b) the Index Debt Rating, according to the most recent determination of the Index Debt Rating. For purposes of the foregoing, (a) if the Index Debt Rating and the Funded Debt to Capitalization Ratio are in different categories, the Commitment Fee shall be determined on whichever of the Index Debt Rating or the Funded Debt to Capitalization Ratio falls within the superior (or numerically lower) category, (b) if the Commitment Fee is determined based on the Funded Debt to Capitalization Ratio and the financial statements (and related Officer's Certificate) required by Sections 3.2(a) and 3.2(b), as applicable, are not received by Administrative Lender by the date required, the Commitment Fee shall be determined as if the Funded Debt to Capitalization Ratio is greater than or equal to 0.40 to 1 until such time as such financial statements are received, and (c) if the Index Debt Rating established by Moody's and S&P shall fall within a different category, the Commitment Fee shall be determined by reference to whichever shall be the superior (or numerically lower) category.

         (b) Closing Fee. Subject to the provisions of Section 8.13, Borrower agrees to pay to each Lender a closing fee as separately agreed with each Lender. Such fee shall be payable on the Agreement Date, and, subject to Section 8.13, fully-earned when due and non-refundable when paid.

         (c) Administrative Lender's Fee. Subject to the provisions of Section 8.13, Borrower shall pay to Administrative Lender for its own account such fees as are set forth in the separate letter dated August 19, 1997 from Administrative Lender to Borrower.

         2.4.     Reduction of Total Commitment.

         (a) Voluntary. Borrower shall have the right, without payment of any premium or penalty, on any Quarterly Date upon not less than ten (10) Business Days' notice to Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination) prior to such Quarterly Date, which shall promptly notify Lenders, to terminate or reduce the Total Commitment, in whole or in part, provided that (i) each partial termination shall be in an aggregate amount which is an integral multiple of $25,000,000, (ii) no such reduction in the Total Commitment shall cause any LIBOR Loan to be repaid prior to the last day of the Interest Period for such LIBOR Loan and (iii) no such reduction in the Total Commitment shall cause the Total Commitment to be in an amount less than the aggregate principal amount of all Reimbursement Obligations then outstanding. Once reduced or terminated, the Total Commitment may not be increased.

         (b) Mandatory. On the Termination Date, the Total Commitment shall automatically be reduced to zero.

         (c) Pro Rata. Each reduction in the Total Commitment pursuant to this
Section 2.4 shall permanently reduce the Commitment of each Lender Pro Rata.

         2.5.     Repayment.

         (a) Revolving Credit Loans. Borrower shall repay to Administrative Lender for the account of each Lender the outstanding principal amount of the Revolving Credit Loans on the Termination Date.

         (b) Swing Line Loans. Borrower shall repay to Administrative Lender for the account of Swing Line Bank the outstanding principal amount of each Swing Line Loan on the Termination Date.

         2.6. Interest. Borrower shall pay interest on the unpaid principal amount of each Loan owing to each Lender from the date of such Loan until such principal amount shall be paid in full, at the following rates per annum:

         (a) Domestic Loans. Domestic Loans shall bear interest at a rate per annum equal to the Base Rate Basis, but no higher than the Highest Lawful Rate; provided, however, if the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period would exceed the Maximum Amount, the amount of interest payable on such interest payment date shall be automatically reduced to the Maximum Amount. If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to the immediately preceding sentence and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the immediately preceding sentence. Interest on Domestic Loans shall be paid quarterly in arrears on each Quarterly Date and on the Termination Date.

         (b) LIBOR Loans. Each LIBOR Loan shall bear interest at a rate per annum equal to the LIBOR Basis for such LIBOR Loan. Interest on each LIBOR Loan shall be payable on the last day of the Interest Period for such LIBOR Loan and on the Termination Date.

         (c) Swing Line Loans. Swing Line Loans shall bear interest at a rate per annum equal to the Prime Rate in effect from time to time minus 0.25%, but no higher than the Highest Lawful Rate; provided, however, if the amount of interest payable for the account of Swing Line Bank on any interest payment date in respect of the immediately preceding interest computation period would exceed the Maximum Amount, the amount of interest payable on such interest payment date shall be automatically reduced to the Maximum Amount. If the amount of interest payable for the account of Swing Line Bank in respect of any interest computation period is reduced pursuant to the immediately preceding sentence and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Amount; provided that at no time shall the aggregate amount by which interest paid for the account of Swing Line Bank has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the immediately preceding sentence. Interest on Swing Line Loans shall be paid quarterly in arrears on each Quarterly Date and on the Termination Date.


         (d) Default Rate. During the continuance of any Event of Default, Borrower shall pay, on demand, interest on the principal amount of all Loans outstanding and on all other Obligations due and unpaid hereunder at a rate per annum equal to the lesser of the (i) Base Rate Basis plus 2.00% or (ii) Highest Lawful Rate; provided, however, if the amount of interest payable for the account of any Lender on any interest payment date in respect of the immediately preceding interest computation period would exceed the Maximum Amount, the amount of interest payable on such interest payment date shall be automatically reduced to the Maximum Amount. If the amount of interest payable for the account of any Lender in respect of any interest computation period is reduced pursuant to the immediately preceding sentence and the amount of interest payable for its account in respect of any subsequent interest computation period would be less than the Maximum Amount, then the amount of interest payable for its account in respect of such subsequent interest computation period shall be automatically increased to such Maximum Amount; provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the immediately preceding sentence.

         2.7. Prepayments.

         (a) Optional. Borrower may, from time to time, prepay the outstanding principal amount of the Loans in whole or in part without penalty or premium, provided, however, that (w) each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or an integral multiple of $500,000 in excess thereof, (x) no such prepayment of a LIBOR Loan shall be made other than on the last day of the Interest Period therefor unless Borrower, simultaneously with such prepayment, pays the compensation required pursuant to Section 8.14(b) and (y) each prepayment of the principal amount of a LIBOR Loan shall also include accrued interest to the date of such prepayment on the principal amount prepaid.

         (b)      Mandatory.

                  (i) Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Loans comprising part of the same Borrowings and the Swing Line Loans equal to the amount by which
         (A) the aggregate principal amount of the

         Revolving Credit Loans plus the Swing Line Loans then outstanding plus the aggregate principal amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) exceeds (B) the Total Commitment.

                  (ii) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (iii) Borrower shall indemnify Lenders pursuant to Section 8.14(b) in connection with any payment required to be made under this
         Section 2.7(b).

         2.8. Conversion of Loans.

         (a) Optional. Borrower may on any Business Day, subject to the notice provisions of Section 2.2(a) and the provisions of Section 2.9, Convert all or any portion of the Loans of one Type; provided, however, that (i) any Conversion of any LIBOR Loans into Domestic Loans shall be made on, and only on, the last day of the Interest Period for such LIBOR Loans and any Conversion of Domestic Loans into LIBOR Loans shall be in an amount not less than the minimum amount specified in Section 2.2(c) and (ii) no Conversion into LIBOR Loans shall be permitted at any time that a Default or Event of Default has occurred and is continuing. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Loans to be Converted and (iii) if such Conversion is into LIBOR Loans the duration of the initial Interest Period for such Loans. Each notice of Conversion shall be irrevocable and binding on Borrower.

         (b) Mandatory. If prior to the end of any Interest Period for any LIBOR Loan Borrower shall fail to give timely notice of the continuance or Conversion thereof, Administrative Lender will forthwith so notify Borrower and Lenders, whereupon each such LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Domestic Loan. If any notice given by Borrower pursuant to Section 2.2(a) for a LIBOR Loan or any notice given by Borrower pursuant to this Section 2.8(b) shall fail to designate an Interest Period, such notice shall be deemed to have designated an Interest Period of one (1) month.

         2.9. Increased Costs, Etc.

         (a) If, due to either (i) the introduction of or any change (other than any change which is taken into account in the calculation of the LIBOR Basis) in or in the interpretation or administration of any Law or (ii) the compliance with any guideline or request from any central bank or other governmental authority, in any case introduced, changed, interpreted or requested after the date hereof (whether or not having the force of Law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Loans to Borrower or there shall be any reduction in the amount received or receivable by any Lender hereunder (whether of principal, interest or otherwise), then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Administrative Lender), pay to

Administrative Lender for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased costs or reductions, submitted to Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (b) If any Lender determines that compliance with any Law or any guideline or request from any central bank or Tribunal (other than as set forth in the Risked-Based Capital Guidelines issued by the Board of Governors of the Federal Reserve System, in the form in effect on the date of this Agreement, in Appendix A to Part 208 of the Federal Reserve Board's Regulation H, 12 CFR Part 208, and in Appendix B to Part 225 of the Federal Reserve Board's Regulation Y, 12 CFR Part 225 (collectively, "Capital Adequacy Guidelines"), but not excluding from this Section 2.9(b) any increase in cost as a result of any amendment, modification or change in interpretation or administration of the Capital Adequacy Guidelines subsequent to the date of this Agreement) (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender or has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of the corporation controlling such Lender and that the amount of such capital is increased, or the return on such capital is decreased, by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the issuance of, or participations in, the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to Administrative Lender), Borrower shall pay to Administrative Lender for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such controlling corporation in the light of such circumstances, to the extent that such Lender or such controlling corporation reasonably determines such increase in capital, or reduction in the return on capital, to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of, or participations in, any Letters of Credit. A certificate as to such amounts submitted to Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

         (c) If Determining Lenders notify Administrative Lender that the LIBOR Rate for any Interest Period for any LIBOR Loans will not adequately reflect the cost to such Lenders of making, funding or maintaining their LIBOR Loans for such Interest Period, Administrative Lender shall forthwith so notify Borrower and Lenders, whereupon (i) each such LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Domestic Loan and (ii) the obligation of Lenders to make or continue, or to Convert Loans into, LIBOR Loans shall be suspended until such Determining Lenders notify Administrative Lender that such Determining Lenders have determined that the circumstances causing such suspension no longer exist and Administrative Lender notifies Borrower and Lenders of such fact.

         (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation or administration of any Law shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR

Loans or to continue to fund or maintain LIBOR Loans hereunder, then, on notice thereof and demand therefor by such Lender to Borrower and the other Lenders through Administrative Lender, (i) each LIBOR Loan will automatically, upon such demand, Convert into a Domestic Loan and (ii) the obligation of Lenders to make or continue, or to Convert Loans into, LIBOR Loans shall be suspended until such Lender notifies Administrative Lender that such Lender has determined that the circumstances causing such suspension no longer exist and Administrative Lender notifies Borrower and the other Lenders of such fact.

         (e) Upon the occurrence and during the continuance of any Default or Event of Default, (i) each LIBOR Loan will automatically, on the last day of the then existing Interest Period therefor, Convert into a Domestic Loan and (ii) the obligation of Lenders to make or continue, or to Convert Loans into, LIBOR Loans shall be suspended.

         (f) Failure on the part of any Lender to demand compensation for any increased costs, increased capital or reduction in amounts received or receivable or reduction in return on capital pursuant to this Section 2.9 with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that any such Lender's demand for compensation shall not include any such compensation with respect to periods more than 90 days prior to such demand, unless the effective date of any event which causes a right to compensation is retroactive ("Retroactive Effective Date"). If any such event has a Retroactive Effective Date and any Lender demands compensation within 90 days after the date setting the Retroactive Effective Date (the "Set Date"), such Lender shall have the right to receive such compensation from the Retroactive Effective Date. If such Lender does not demand such compensation within 90 days after the Set Date, such Lender may not receive compensation with respect to periods more than 90 days prior to such demand.

         (g) The obligations of Borrower under this Section 2.9 shall survive any termination of this Agreement.

         (h) Any certificate delivered to Borrower by a Lender pursuant to this
Section 2.9 shall include in reasonable detail the basis for such Lender's demand for additional compensation. Any Lender claiming any additional compensation payable pursuant to this Section 2.9 shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

         2.10.    Payments and Computations.

         (a) Borrower shall make each payment hereunder not later than 12:00 noon (Dallas time) on the day when due in Dollars to Administrative Lender at Administrative Lender's Principal Office in same day funds. Administrative Lender will, on the same day, if received by Administrative Lender by the time prescribed in the immediately preceding sentence, or, on the next immediately succeeding Business Day, if received after such time, cause to be distributed like funds relating to the payment of principal or interest or Commitment Fees Pro Rata (other than amounts payable pursuant to Section 2.9(a), 2.9(b), 2.11 or 2.13(d), amounts payable to Swing Line Bank in respect of Swing Line Loans and amounts payable to the Issuing Bank in respect of Letters of Credit) to Lenders, and like funds relating to the payment of any other amount payable to any Lender to such Lender, in each case to be applied in accordance with the terms of this Agreement. Such amounts received by Administrative Lender, if not distributed by Administrative Lender on the day of receipt but received in time for investment by Administrative Lender, shall bear interest for the account of such Lender to whom such funds are owed at the Federal Funds Rate. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.16(c), from and after the effective date of such Assignment and Acceptance, Administrative Lender shall make all payments hereunder in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

         (b) Interest on Domestic Loans and Swing Line Loans, and the Commitment Fee, shall be calculated on the basis of a 365 or 366 day year, as appropriate. Subject to Section 8.13, interest on LIBOR Loans, and the commission on the Letters of Credit, shall be calculated on the basis of actual days elapsed but computed as if each year consisted of 360 days. Such computations shall be made including the first day but excluding the last day occurring in the period for which such interest or Commitment Fee is payable. Each determination by Administrative Lender of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

         (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation or payment of interest, as the case may be; provided, however, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

         (d) Unless Administrative Lender shall have received notice from Borrower prior to the date on which any payment is due to any Lenders hereunder that Borrower will not make such payment in full, Administrative Lender may assume that Borrower has made such payment in full to Administrative Lender on such date and Administrative Lender may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent Borrower shall not have so made such payment in full to Administrative Lender, each such Lender shall repay to Administrative Lender forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Lender, at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

         2.11.    Taxes.

         (a) Any and all payments by Borrower hereunder shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender and Administrative Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction(s) under the laws of which such Lender or Administrative Lender (as the case may be) is organized or doing business or any political subdivision thereof, (ii) in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable Lending Office or any political subdivision thereof, (iii) in the case of each Lender, United States withholding tax (other than such tax which while designated as a "withholding tax" is in the nature of an income or franchise tax) payable with respect to payments hereunder under Laws (including, without limitation any statute, treaty, ruling, determination or regulation) in effect on the Initial Date and (iv) taxes imposed by reason of any failure of such Lender, if such Lender is entitled at such time to a total or partial exemption from withholding that is required to be evidenced by a United States Internal Revenue Service Form 1001 or 4224, to deliver to Administrative Lender or Borrower, from time to time as requested by Administrative Lender or Borrower, such Form 1001 under penalty of perjury or 4224 (as applicable) or any successor thereto, completed in a manner reasonably satisfactory to Administrative Lender or Borrower, but not excluding any United States withholding tax (other than such tax which while designated as a "withholding tax" is in the nature of an income or franchise tax) payable as a result of any adoption of or change in such Laws occurring after the Initial Date (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). For purposes of this section, the term "Initial Date" shall mean, in the case of each Bank, the date hereof and, in the case of each Lender other than a Bank, the date of the Assignment and Acceptance pursuant to which it becomes a Lender. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or Administrative Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (y) Borrower shall make such deductions and (z) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

         (b) In addition, Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

         (c) Borrower will indemnify each Lender and Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.11) paid by such Lender or

Administrative Lender (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence on the part of such Lender or Administrative Lender, provided, however, that Borrower shall have no obligation to indemnify such Lender or Administrative Lender unless and until such Lender or Administrative Lender shall have delivered to Borrower a certificate setting forth in reasonable detail the basis of Borrower's obligation to indemnify such Lender or Administrative Lender pursuant to this Section 2.11. This indemnification shall be made within 30 days from the date such Lender or Administrative Lender (as the case may be) makes written demand therefor.

         (d) Within 30 days after the date of any payment of Taxes, Borrower will furnish to Administrative Lender, at its address referred to in Section 8.6, the original or a certified copy of a receipt evidencing payment thereof if Borrower has received such receipt. If no Taxes are payable in respect of any payment hereunder, Borrower will furnish to Administrative Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel acceptable to Administrative Lender, in either case stating that such payment is exempt from or not subject to Taxes, provided, however, that such certificate or opinion need only be given if: (i) Borrower makes any payment from any account located outside the United States, or (ii) the payment is made by a payor that is not a United States Person. For purposes of this Section 2.11 the terms "United States" and "United States Person" shall have the meanings set forth in Section 7701 of the Code.

         (e) Each Lender which is not a United States Person hereby agrees that:

             (i) it shall, no later than the Initial Date, deliver to Borrower through Administrative Lender, with a copy to Administrative
         Lender:

               (A) if any Lending Office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"),

               (B) if any Lending Office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001").

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such Lending Office or Lending Offices under this Agreement free from withholding of United States Federal income tax;

                  (ii) if at any time such Lender changes its Lending Office or Lending Offices or selects an additional Lending Office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to Borrower through Administrative Lender, with a copy to Administrative Lender, in replacement for the forms previously delivered by it hereunder:

                   (A) if such changed or additional Lending Office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

                   (B) otherwise, two (2) accurate and complete signed originals of Form 1001,

         in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement free from withholding of United States Federal income tax;

                  (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to Borrower through Administrative Lender with a copy to Administrative Lender, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender; and

                  (iv) it shall, promptly upon the request of Borrower to that effect, deliver to Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

         (f) Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements and obligations of Borrower contained in this
Section 2.11 shall survive the payment in full of principal and interest hereunder until the date which is 90 (ninety) days after the expiration of the statutory periods for the assessment of taxes.

         (g) Any Lender claiming any additional amounts payable pursuant to this
Section 2.11 shall use its reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (h) Each Lender (and Administrative Lender with respect to payments to Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver, by virtue of the location of any Lender's

Lending Office) and (ii) otherwise cooperate with Borrower to minimize amounts payable by Borrower under this Section 2.11; provided, however, Lenders and Administrative Lender shall not be obligated by reason of this Section 2.11(h) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning.

         2.12. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans and/or fees owing to it (other than pursuant to Section 2.9(a), 2.9(b), 2.11 or 2.13(d), payments to the Swing Line Bank in respect of Swing Line Loans and payments to the Issuing Bank in respect of Letters of Credit) in excess of its pro rata share of payments on account of the Loans and/or fees obtained by all Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Loans owing to them or make such other payment as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

         2.13.    Letters of Credit.

         (a) The Letter of Credit Facility. Borrower may request Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and Issuing Bank shall, if so requested, issue, letters of credit (the "Letters of Credit", including the Existing Letters of Credit) for the account of Borrower or any other Company from time to time on any Business Day from the date of the initial Borrowing until the Termination Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed at any time outstanding the lesser of (i) $20,000,000 (the "Letter of Credit Facility") and (ii) the sum of (A) the Total Commitment minus (B) the aggregate principal amount of Revolving Credit Loans then outstanding, minus (C) the aggregate principal amount of Swing Line Loans outstanding. If any Letter of Credit is issued for the account of any Company other than Borrower, Borrower and such other Company shall be jointly and severally liable for all obligations in respect of such Letter of Credit and all references to Borrower which relate to obligations or provisions with respect to any such Letter of Credit shall also mean and refer to such other Company. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Termination Date or (ii) two years after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or as of the Agreement Date, with respect to the Existing Letters of Credit), Issuing

Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, Borrower may request the issuance of Letters of Credit under this Section 2.13(a), repay any Revolving Credit Loans resulting from drawings thereunder pursuant to Section 2.13(c) and request the issuance of additional Letters of Credit under this
Section 2.13(a).

         (b)      Request for Issuance.

                  (i) Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by Borrower to Issuing Bank, which shall give to Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between Borrower (and if such Letter of Credit is for the account of any Company other than Borrower, such other Company) and Issuing Bank in form and substance reasonably satisfactory to Borrower and Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex, telecopier or cable, specifying therein the requested (A) date of such issuance (which shall be a Business Day),
         (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to Issuing Bank in its reasonable discretion, Issuing Bank will, upon fulfillment of the applicable conditions set forth in Sections 2.16 and 2.17, make such Letter of Credit available to Borrower at its office referred to in Section 8.6 or as otherwise agreed with Borrower in connection with such issuance.

                  (ii) Issuing Bank shall furnish to each Lender on each Quarterly Date (A) a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding quarter and drawings during such quarter under all Letters of Credit and setting forth such Lender's participation therein and (B) a copy of each Letter of Credit issued during the preceding quarter.

         (c) Drawing and Reimbursement. The payment by Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by Issuing Bank of a Revolving Credit Loan, which shall be a Domestic Loan, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Sections 2.16 and 2.17). In the event that a drawing under any Letter of Credit is not reimbursed by Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, Issuing Bank shall promptly notify Administrative Lender and each other Lender. Unless the payment by Issuing Bank of a draft drawn under such Letter of Credit was made upon Issuing Bank's gross negligence or willful misconduct, each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Loan, which shall be a Domestic Loan and shall be used to repay the applicable portion of Issuing Bank's Revolving Credit Loan with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Sections 2.16 and 2.17) and shall make available to Administrative Lender for the account of Issuing Bank, by deposit at Administrative Lender's Principal Office, in same day funds, the amount of such Revolving Credit Loan. In the event that any Lender fails to make available to Administrative Lender for the account of Issuing Bank the amount of such Revolving Credit Loan, Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

         (d) Increased Costs. If, after the date hereof, any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Lender or (ii) impose on Issuing Bank or any Lender any other condition regarding this Agreement or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Revolving Credit Loan pursuant to Section 2.13(c), then, upon demand by Issuing Bank or such Lender, Borrower shall pay to Issuing Bank or such Lender, from time to time as specified by Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrower by Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation and shall be conclusive and binding for all purposes, absent manifest error. The obligations of Borrower under this
Section 2.13(d) shall survive termination of this Agreement. Issuing Bank or any Lender claiming any additional compensation under this Section 2.13(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of Issuing Bank or such Lender, be otherwise disadvantageous.

         (e) Obligations Absolute. The obligations of Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Loan pursuant to Section 2.13(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of Borrower in respect of the Letters of Credit or any Revolving Credit Loan pursuant to Section 2.13(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit except for any payment made upon Issuing Bank's gross negligence or willful misconduct;

                  (vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of Borrower in respect of the Letters of Credit or any Revolving Credit Loan pursuant to Section 2.13(c); or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, Borrower or a Guarantor.

         (f)      Compensation.

                  (i) Borrower shall pay to Administrative Lender for the account of each Lender (including Issuing Bank) a commission on the average daily amount available for drawing under (i) all outstanding Financial Letters of Credit equal to 100% of the Applicable LIBOR Rate Margin which is in effect during the applicable period of calculation and (ii) all outstanding Nonfinancial Letters of Credit equal to 50% of the Applicable LIBOR Rate Margin which is in effect during the applicable period of calculation, in each case payable quarterly in arrears on each Quarterly Date and on the Termination Date.

                  (ii) Borrower shall pay to Issuing Bank, for its own account, an issuance fee equal to the product of (i) 0.125% multiplied by the average daily amount available for drawing under all outstanding Financial Letters of Credit and (ii) 0.0625% multiplied by the average daily amount available for drawing under all outstanding Nonfinancial Letters of Credit, in each case payable quarterly in arrears on each Quarterly Date and on the Termination Date.

         (g)      L/C Cash Collateral Account.

                  (i) Upon the occurrence of an Event of Default and demand by Administrative Lender pursuant to Section 6.2(iv), Borrower will promptly pay to Administrative Lender in immediately available funds an amount equal to the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by Administrative Lender shall be deposited by Administrative Lender in a deposit account maintained by Issuing Bank (the "L/C Cash Collateral Account").

                  (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, Borrower hereby conveys, assigns, pledges, sets over and transfers to Administrative Lender (for the benefit of Issuing Bank and Lenders), and grants and creates in Administrative Lender's favor (for the benefit of Issuing Bank and Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of Administrative Lender and Borrower shall have no right to withdraw or to cause Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon Administrative Lender's request, Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

                  (iii) Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable if and to the extent that Borrower shall fail directly to pay such Reimbursement Obligations and (B) after the date on which the Commitments of Lenders shall have terminated, all Letters of Credit shall have expired and all Reimbursement Obligations shall have been paid in full, apply any proceeds remaining in the L/C Cash Collateral Account first to pay any unpaid Obligations then outstanding hereunder and then to refund any remaining amount to Borrower.

                  (iv) Borrower, no more than once in any calendar month, may direct Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by Determining Lenders, in each case with such maturities as Borrower, with the consent of Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from Borrower, Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of Determining Lenders with such maturities as Borrower, with the consent of Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in Administrative Lender's name for the account of Lenders. Borrower recognizes that any losses or Taxes with respect to such investments shall be borne solely by Borrower, and Borrower agrees to hold Administrative Lender and Lenders harmless from any and all such losses and Taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which Borrower hereby agrees to reimburse Administrative Lender) as a result of such application.

                  (v) Borrower shall pay to Administrative Lender the fees customarily charged by Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

         2.14. Use of Proceeds. The proceeds of the Loans and the Letters of Credit shall be available (and Borrower agrees that it shall use such proceeds) solely to refinance Debt of

Borrower under the Existing Credit Agreement and the NationsBank Term Loan Agreement, finance Acquisitions permitted hereunder, provide working capital for Borrower and its Subsidiaries and to pay amounts owing under Letters of Credit and for other general corporate purposes.

         2.15.  Evidence of Debt.

         (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The obligations of Borrower with respect to the Revolving Credit Loans and the Swing Line Loans shall be evidenced by the Revolving Credit Notes and the Swing Line Note, respectively.

         (b)    The Register maintained by Administrative Lender pursuant to
Section 8.16(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made and Letter of Credit issued hereunder, the Type of Loans comprising such Borrowing and any Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder and (iv) the amount of any sum received by Administrative Lender from Borrower hereunder and each Lender's share thereof.

         (c) The entries made in the Register shall be presumed correct for all purposes, absent manifest error.

         2.16. Conditions Precedent to Initial Borrowing and Issuance. The obligation of each Lender to make the initial Loan on the occasion of the initial Borrowing, and the right of Borrower to request the initial Swing Line Borrowing or the issuance of the initial Letter of Credit, shall be subject to the following conditions precedent on the date of such Borrowing or issuance:

         (a) Certificate. Borrower shall have delivered to Administrative Lenderan Officer's Certificate substantially in the form of Exhibit J, dated as of the Agreement Date, certifying to the matters described therein.

         (b) Proceedings. All actions of Borrower and each Guarantor taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to Administrative Lender and Special Counsel; and Administrative Lender shall have received copies of all documents or other evidence which Administrative Lender or Special Counsel may reasonably request in connection with said transactions, including without limitation, an Officer's Certificate of Borrower and each Guarantor, substantially in the forms of Exhibits K and L, respectively, together with all attachments and exhibits thereto.

         (c) Guaranty. Borrower shall have caused to be delivered to Administrative Lender for Lenders the Guaranty duly executed by each Guarantor, dated as of the Agreement Date.

         (d) Opinion of Counsel to Borrower and Guarantors. Administrative Lender shall have received from counsel to Borrower and Guarantors reasonably satisfactory to Administrative Lender and Special Counsel, an opinion substantially in the form of Exhibit M.

         (e) Existing Indebtedness. Simultaneously with the initial Loans under this Agreement, all obligations of Borrower outstanding under the Existing Credit Agreement, the Senior Notes and the NationsBank Term Loan Agreement shall be paid in full, whereupon the Existing Credit Agreement, the Senior Notes and the NationsBank Term Loan Agreement shall automatically terminate and be of no further force or effect, except with respect to those obligations which specifically survive the termination of the Existing Credit Agreement, the Senior Notes and the NationsBank Term Loan Agreement as provided therein.

         (f) Third Party Approvals. Administrative Lender shall have received appropriate evidence that (i) all shareholder, governmental and regulatory approvals (including, without limitation, any FCC approvals, which shall be final orders) and (ii) all other third party approvals the failure of which to obtain could be reasonably expected to have a Material Adverse Effect, necessary to the consummation of the transactions contemplated hereby, have been obtained.

         (g) Administrative Lender's Fee Letter. Administrative Lender shall have received the Administrative Lender's fee letter referred to in Section 2.3(c), duly executed by Borrower.

         (h) Revolving Credit Notes. Borrower shall have delivered its Revolving Credit Notes to Administrative Lender for each Lender, dated as of the Agreement Date, duly executed, with all blanks appropriately filled.

         (i) Swing Line Note. Borrower shall have delivered its Swing Line Note to Administrative Lender for Swing Line Bank, dated as of the Agreement Date, duly executed, with all blanks appropriately filled.

         (j) Opinion of Special Counsel. Administrative Lender shall have received from Special Counsel an opinion substantially in the form of Exhibit Q.

         (k) Closing Fee. Each Lender shall have received its closing fee referred to in Section 2.3(b).

         2.17. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make a Loan on the occasion of each Borrowing (including the initial Borrowing), and the right of Borrower to request a Swing Line Borrowing or the issuance of Letters of Credit (including the initial Letter of Credit), shall be subject to the further following conditions precedent on the date of such Borrowing or issuance:

         (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Swing Line Borrowing or Notice of Issuance and the acceptance by Borrower of the proceeds of such Borrowing or the issuance of such Letter of Credit shall constitute a representation and warranty by Borrower that on the date of such Borrowing or issuance such statements are true):

                  (i) The representations and warranties contained in each Loan Document are correct in all material respects (taking into account any amendment or supplement to Exhibit F required pursuant to Section 3.2(h)) on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, except to the extent that any such representation or warranty relates expressly to a specified date or is no longer correct because of a change in circumstances permitted by the Loan Documents; and

                  (ii) No event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or Event of Default; and

         (b) Administrative Lender shall have received such other approvals, opinions or documents as any Lender or Issuing Bank through Administrative Lender may reasonably request; provided, however, that the obligation of each Lender to make a Revolving Credit Loan pursuant to Sections 2.2(b) and 2.13(c) shall each be absolute and unconditional (absent gross negligence or wilful misconduct on the part of Swing Line Bank or Issuing Bank, as appropriate) and such Loan shall be made by such Lender notwithstanding the failure of Borrower to satisfy any condition set forth in this Section 2.17, provided that the Swing Line Bank or Issuing Bank, as appropriate, had no actual knowledge that any condition set forth in this Section 2.17 had not been satisfied at the time of the making of the Swing Line Loan or the issuance of the Letter of Credit, as applicable, with respect to which such Revolving Credit Loan is being made.

         2.18. Determinations Under Section 2.16. For purposes of determining compliance with the conditions specified in Section 2.16, each Lender, except in instances of gross negligence or willful misconduct of Administrative Lender, shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to Lenders unless an officer of Administrative Lender responsible for the transactions contemplated by the Loan Documents and holding the position of Vice President or a more senior position shall have received notice from such Lender prior to the Agreement Date specifying its objection thereto and either such objection shall not have been withdrawn by notice to such officer to that effect or such Lender shall not have made available to Administrative Lender such Lender's Pro Rata Part of the Loans.

         2.19. Legal Details. All documents executed or submitted pursuant hereto by any Company shall be reasonably satisfactory in form and substance to Administrative Lender and

Special Counsel. Administrative Lender and Special Counsel shall receive all information, and such counterpart originals or certified or other copies of any such materials, as Administrative Lender or Special Counsel may reasonably request. All legal matters incident to the transactions contemplated by this Agreement shall be reasonably satisfactory to Special Counsel and counsel to each Lender.

         2.20. Substitution of Lender. If any Lender has demanded compensation under Section 2.9 or 2.11 or it becomes illegal for any Lender to continue to fund or to make LIBOR Loans pursuant to Section 2.9(d), Borrower shall have the right, with the assistance of Administrative Lender, to designate a substitute Lender or Lenders for each such Lender mutually satisfactory to Borrower, Administrative Lender and Lenders to purchase its Revolving Credit Note and assume the Commitment of such Lender. Such purchase shall be without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender, plus any accrued and unpaid interest on such Loans and accrued but unpaid Commitment Fees and other fees in respect of such Lender's Commitment and any other amounts payable to such Lender, including but not limited to, the additional amounts due and owing under Sections 2.9 and 2.11. Any Lender replaced pursuant to this
Section 2.20 shall (i) have no obligation to pay any processing and recordation fee pursuant to Section 8.16(a) and (ii) continue to be entitled to the Rights available to Lenders pursuant to Sections 2.9, 2.11, 2.13(d), 8.10 and 8.14.


                                  ARTICLE III.

                              AFFIRMATIVE COVENANTS

         From the Agreement Date, and so long as any Loan shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment hereunder or any part of the Obligation shall remain unpaid:

         3.1.     General Covenants.  Borrower covenants that it will:

         (a) Payment of Taxes and Claims. Cause to be paid and discharged (i) all lawful Taxes imposed upon the income or profits of each Company or upon any property belonging to any Company before the same shall be in default, except where contested in good faith by proper proceedings and for which adequate reserves have been established in accordance with GAAP or where the failure to so pay and discharge would not have a Material Adverse Effect, and (ii) all lawful claims for labor, rentals, materials and supplies which, if unpaid, might become a Lien other than a Permitted Lien; and Borrower shall, and shall cause each other Company to, pay such Tax, charge or claim before any property subject thereto shall be sold to satisfy a Lien, except where the failure to so pay would not have a Material Adverse Effect;

         (b) Maintenance of Corporate Existence. Cause to be done all things necessary to preserve and keep in full force and effect the corporate existence of each Company to the extent that a failure to do so could result in a Material Adverse Effect;

         (c) Preservation of Property. Keep, and cause each other Company to keep, its respective properties, which are necessary to prevent a Material Adverse Effect, whether owned in fee or otherwise, or leased, in good operating condition, ordinary wear and tear excepted, and comply, and cause each other Company to comply, with all material leases to which any Company is a party or under which any Company occupies property so as to prevent any material loss or forfeiture thereunder to the extent necessary to prevent a Material Adverse Effect;

         (d) Licenses. Obtain and maintain all material licenses, permits and franchises necessary for each Company's business except those the loss of which do not in the aggregate cause a Material Adverse Effect;

         (e) Insurance. Maintain, and cause each other Company to maintain, in force with financially sound and reputable insurers, policies with respect to its property and business against such casualties and contingencies and in such amounts as are consistent with their respective past practices;

         (f) Compliance with Applicable Laws. Comply, and cause each other Company to comply, with the requirements of all applicable Laws and orders of any Tribunal, except where contested in good faith and by proper proceedings, and obtain and maintain, and cause each other Company to obtain and maintain, all licenses, permits, franchises and other governmental authorizations (including FCC approvals), in each case to the extent necessary both for the ownership of its respective properties and to prevent a Material Adverse Effect; and

         (g) Guaranty. In the event that any Company shall acquire a Material Subsidiary not listed in Exhibit F or in the event any Subsidiary which has not executed the Guaranty becomes a Material Subsidiary, Borrower shall promptly deliver to the Administrative Lender a guaranty of the Obligation by such Subsidiary substantially in the form of Exhibit D and an Officer's Certificate of such Subsidiary in the form of Exhibit L, together with an opinion of counsel, in form and substance reasonably satisfactory to Administrative Lender.

         3.2. Accounts, Reports and other Information. The Companies shall maintain a system of accounting in accordance with GAAP (except as set forth below) consistently applied, and Borrower shall furnish or caused to be furnished to each Lender the following:

         (a) Quarterly Statements. As soon as practicable after the end of each of Borrower's quarters in each fiscal year, and in any event within 60 days after the end of each of said quarters (except the last quarter of each fiscal year) copies of:

                  (i) An unaudited consolidated balance sheet of the Companies as of the end of such period,

                  (ii) An unaudited consolidated statement of income of the Companies for such period and for the portion of the fiscal year ending with such period, and

                  (iii) An unaudited consolidated statement of cash flows of the Companies for the portion of the fiscal year ending with such period,

setting forth in each case in comparative form figures as of the end of and for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as (y) being complete and correct and prepared consistently with past practices and substantially in accordance with GAAP, subject to changes resulting from year-end adjustment, and (z) presenting fairly the financial condition of the Companies and their results of operations by the chief financial officer of Borrower or such other officer of Borrower reasonably acceptable to Administrative Lender;

         (b) Annual Audit. As soon as practicable after the end of each fiscal year of Borrower, and in any event within 120 days thereafter, copies of:

               (i) A consolidated balance sheet of the Companies as of the end of such year, and

               (ii) A consolidated statement of income, consolidated statement of stockholders' equity and a consolidated statement of cash flows of the Companies for such year,

setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and accompanied by an opinion by Auditors, which opinion shall state that said consolidated financial statements have been prepared in accordance with GAAP consistently applied, except to the extent stated therein (to which Auditors concur), that the examination of Auditors in connection with such financial statements has been made in accordance with generally accepted auditing standards and that said financial statements present fairly the financial condition of the Companies and their results of operations;

         (c) Other Reports. Promptly upon their becoming available a copy of (i) each regular or periodic report and any registration statement (other than statements on Form S-8), prospectus or written communication in respect thereof filed by any Company with any securities exchange or with the Securities and Exchange Commission or any successor agency, and (ii) all press releases concerning material financial aspects of any Company;

         (d) Notice of Default. Promptly upon the happening of any condition or event of which an officer of Borrower has actual knowledge and which constitutes an Event of Default or Default, a written notice specifying the nature and period of existence thereof and what action Borrower is taking and proposes to take with respect thereto;

         (e) Notice of Litigation. Promptly upon becoming aware of the existence of any proceedings before any Tribunal involving any Company which could reasonably be expected to involve the payment of $5,000,000.00 or more in excess of insurance coverage by any Company or in which an adverse decision could reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof and whether such Company will contest such proceeding or decision;

         (f) Notice of Claimed Default. Promptly upon becoming aware that the holder of any note or any evidence of indebtedness or other security of any Company in excess of $1,000,000.00 has given notice or taken any action with respect to a claimed default or event of default thereunder, a written notice specifying the notice given or action taken by such holder and the nature of the claimed default or event of default thereunder and what action such Company is taking or proposes to take with respect thereto;

         (g) Notice from Regulatory Agencies. Promptly upon receipt thereof, written information with respect to and copies of all notices received from federal or state regulatory agencies or any Tribunal (including, without limitation, the FCC) relating to an order, ruling, statute or other Law which could reasonably be expected to result in the payment of money by any Company in the amount of $5,000,000 or more, or which would have a Material Adverse Effect;

         (h) Exhibit F Amendment. As soon as practicable after the end of each of Borrower's fiscal quarters in each fiscal year, and in any event within 60 days after the end of said quarters, amendments and supplements to Exhibit F so as to ensure that, at the time of delivery of such amendment or supplement, Exhibit F is accurate and complete in all material respects; and

         (i) Requested Information. With reasonable promptness, such other material financial data and information as from time to time may be reasonably requested by any Lender.

         3.3. Officer's Certificates. Each set of financial statements delivered to Lenders pursuant to Section 3.2(a) or 3.2(b) shall be accompanied by an Officer's Certificate substantially in the form of Exhibit N, appropriately completed.

         3.4. Auditors' Letters. Each set of annual financial statements delivered pursuant to Section 3.2(b) shall be accompanied by a letter from Auditors, stating (i) that, except to the extent stated therein, said statements are comparative in form and information provided in all material respects to those previously delivered, (ii) that they have reviewed this Agreement, and
(iii) whether, in making their audit, they have become aware of any condition or event which then constitutes an Event of Default or Default, and if any such condition or event then exists, specifying the nature and period of existence thereof.

         3.5. Inspection. Upon the occurrence of a Default or Event of Default, Borrower shall permit, upon written, telex or cabled application by any Lender (stating the reasons therefor) any officers of any Lender to visit and inspect at said Lender's expense, any of the properties of any

Company, to examine all books of account, records, reports and other papers, to make copies and extracts therefrom at said Lender's expense, and to discuss the affairs, finances and accounts with their respective officers, employees and Auditors (and by this provision Borrower authorizes said Auditors to discuss with any Lender's representatives the finances and affairs of the Companies), during normal business hours, after such reasonable notice, and as often as may be reasonably requested; provided, however, that in no event shall such inspection, examination or inquiry interfere with or disrupt the operations of any Company.

         3.6. Notices Regarding ERISA. Borrower will, and will cause each other Company to, furnish to Administrative Lender, with sufficient copies for
Lenders:

         (a) promptly and in any event (i) within thirty (30) days after Borrower or any member of its Controlled Group knows or has reason to know that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of Borrower or any member of its Controlled Group has occurred, if such ERISA Event or such other event has a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000), and (ii) within ten (10) days after Borrower or any member of its Controlled Group knows that any other ERISA Event with respect to any Plan has occurred, if such ERISA Event has a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000) or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan has been made, if the effect of such waiver has a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000), a statement of the chief financial officer of Borrower describing such ERISA Event and the action, if any, which Borrower or such member of its Controlled Group proposes to take with respect thereto together with a copy of the notice of such ERISA Event or other event, if required by the applicable regulations under ERISA, given to the PBGC;

         (b) promptly and in any event within thirty (30) days after receipt thereof, a copy of each notice, determination letter, ruling or opinion Borrower or any member of its Controlled Group receives from the PBGC, DOL or IRS with respect to any Plan unless the subject matter of such notice, determination, letter, ruling or opinion would not have a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000);

         (c) promptly and in any event within ten (10) Business Days after receipt thereof, a copy of all correspondence Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability of Borrower or any member of its Controlled Group pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which Borrower or such member of its Controlled Group proposes to take with respect thereto unless the potential withdrawal liability would not have a reasonable likelihood of exceeding Five Million Dollars ($5,000,000);

         (d) notification within thirty (30) days prior to any material increase in the benefits under any existing Plan, or the establishment of any new Plan, or the commencement of contributions to any Plan, to which Borrower or any member of its Controlled Group was not previously contributing except to the extent that any such action (i) is required to maintain the qualified status of such Plan under Section 401(a) of the Code or (ii) would not have a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000); and

         (e) promptly after receipt of written notice of commencement thereof, notice of any action, suit or proceeding before any Tribunal affecting such Company or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

         3.7. Employee Plans.

         (a) Borrower will, and will cause each member of its Controlled Group to, with respect to other than a Multiemployer Plan, for each existing Plan and each Plan hereafter adopted or maintained by Borrower or any member of its Controlled Group which is intended to be "qualified" within the meaning of
Section 401(a) of the Code, (i) seek and receive determination letters from the IRS to the effect that such Plan is so qualified; (ii) from and after the adoption of any such Plan, cause such Plan to be so qualified, to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code and to be amended to incorporate provisions for such Plan to remain qualified under the Code prior to the expiration of any remedial amendment period with respect to such Plan; (iii) make all required contributions by the due date under Section 412 of the Code and Section 302 of ERISA; and (iv) not take any action which could reasonably be expected to cause such Plan not to be qualified within the meaning of Section 401(a) of the Code or not to be administered in all material respects in accordance with the requirements of ERISA and Section 401(a) of the Code, except where the failure to perform any of the covenants set forth in clauses (i)-(iv) immediately preceding would not individually, or in the aggregate, have a reasonable likelihood of resulting in liability to Borrower or any member of its Controlled Group in excess of Twenty Million Dollars ($20,000,000); and

         (b) Borrower will, and will cause each member of its Controlled Group to, with respect to each Multiemployer Plan and each Plan which is not intended to be qualified within the meaning of Section 401(a) of the Code, (i) make all contributions required by the provisions of such Multiemployer Plan and each such Plan and (ii) comply in all respects with the provisions of ERISA applicable to each such Plan, except where the failure to perform any of the covenants set forth in clauses (i) or (ii) immediately preceding would not individually, or in the aggregate, have a reasonable likelihood of resulting in liability to Borrower or any member of its Controlled Group in excess of Twenty Million Dollars ($20,000,000).

         3.8. Environmental Notice and Inspection.

         (a) Borrower will notify Administrative Lender and Lenders in writing, promptly upon Borrower or any other Company learning, of any of the following which has a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000):

                  (i) each Environmental Claim which any Company receives, including one to take any remedial, removal or other action with respect to any Hazardous Materials contained on any property, whether or not owned by such Company;

                 (ii) each notice of violation of any Environmental Law; and

                (iii) each commencement of any judicial or administrative proceeding or investigation concerning an Environmental Claim with respect to any of the Companies.

         (b) Borrower will permit and cause each other Company to permit Administrative Lender, any Lender and any agent or any representative thereof, during normal business hours and with reasonable prior notice, to, at Administrative Lender's or such Lender's expense, inspect all unprivileged documents, property and operations, and interview any employees, representatives or agents, of any Company, in each case pertaining to the areas of environmental compliance, hazard or liability.

         (c) Borrower will upon written request by Administrative Lender or any Lender, submit and cause each other Company to submit, to Administrative Lender or such Lender, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to this Section and any other environmental, health or safety compliance obligation, remedial obligation or liability that individually has a reasonable likelihood of resulting in liability in excess of Five Million Dollars ($5,000,000).

         3.9. Solvency. Borrower shall continue, and shall cause each of its Material Subsidiaries to continue, to be Solvent.


                                   ARTICLE IV.

                               NEGATIVE COVENANTS

         From the Agreement Date, and so long as any Loan shall remain unpaid, any Letter of Credit shall be outstanding, any Lender shall have any Commitment hereunder or any part of the Obligation shall remain unpaid:

         4.1. Funded Debt to Capitalization Ratio. Borrower shall not permit the Funded Debt to Capitalization Ratio to exceed (a) 0.55 to 1 at any time during the period from the Agreement Date to and including September 30, 1999 and (b)
0.50 to 1 at any time thereafter.

         4.2. EBITDA To Interest Charges. Borrower shall not permit the ratio of EBITDA to Interest Charges to be less than (a) 2.50 to 1 at any time during the period from the Agreement Date to and including September 30, 1998, (b) 3.00 to 1 at any time after September 30, 1998 to and including September 30, 1999, and
(c) 3.25 to 1 at any time thereafter.

         4.3. Capital Expenditures. Borrower shall not, nor shall it permit any other Company to, make or commit to make any Capital Expenditures after the Agreement Date in an aggregate amount for all Companies in excess of (a) $60,000,000 during fiscal year 1997 and (b) $75,000,000 during any fiscal year thereafter.

         4.4. Net Worth. Borrower shall not permit Net Worth (a) at any time prior to the Westinghouse Merger to be less than an amount equal to the sum of
(i) $563,000,000, plus (ii) 50% of the cumulative Net Income from and including July 1, 1997 through the date of calculation (but excluding from the calculation of cumulative Net Income the effect, if any, of any fiscal quarter (or a portion of a fiscal quarter not yet ended) of Borrower for which Net Income was a negative number), plus (iii) 75% of the Net Proceeds received by Borrower or any of its Subsidiaries from any Equity Issuance occurring on or after the Agreement Date, plus (iv) any increase in stockholders' equity of Borrower pursuant to the conversion or exchange of preferred Capital Stock of Borrower into common Capital Stock of Borrower, plus (v) an amount equal to 75% of the net worth of any Person that becomes a Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any of its Subsidiaries to the extent the purchase price therefor is paid in Capital Stock of Borrower or any of its Subsidiaries, and (b) as of the date of the Westinghouse Merger (taking into account the effect thereof) and thereafter to be less than an amount equal to the sum of (i) the greater of 90% of Net Worth on the date of the Westinghouse Merger (taking into account the effect thereof) or $425,000,000, plus (ii) 50% of the cumulative Net Income from and including the date of the Westinghouse Merger (but excluding from the calculation of cumulative Net Income the effect, if any, of any fiscal quarter (or a portion of a fiscal quarter not yet ended) for which Net Income was a negative number), plus (iii) 75% of the Net Proceeds received by Borrower or any of its Subsidiaries from any Equity Issuance occurring on and after the Westinghouse Merger, plus (iv) any increase in stockholders' equity of Borrower pursuant to the conversion or exchange of preferred Capital Stock of Borrower into common Capital Stock of Borrower, plus
(v) an amount equal to 75% of the net worth of any Person that becomes a Subsidiary of Borrower or substantially all of the assets of which are acquired by Borrower or any of its Subsidiaries to the extent the purchase price therefor is paid in Capital Stock of Borrower or any of its Subsidiaries.

         4.5. Investments. Borrower shall not, nor shall it permit any other Company to, make, acquire or own any Investment other than Permitted Investments; provided, however, neither Borrower nor any other Company shall make, acquire or own any Permitted Investment if immediately prior to such Investment or as a result of owning such Investment, a Default or Event of Default exists, or if after giving effect to any such Investment, a Default or Event of Default exists or would result therefrom.

         4.6. Acquisitions. Borrower shall not, nor shall it permit any other Company to, directly or indirectly, make any Acquisitions; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall exist no Default or Event of Default, Borrower or any of its Subsidiaries may make Acquisitions so long as (i) Administrative Lender shall have received written notice of such proposed Acquisition at least ten days prior to the date of such Acquisition, which shall include an Officer's Certificate setting forth the covenant calculations therein both immediately prior to and after giving effect to such proposed Acquisition, (ii) the assets, property or business acquired in such proposed Acquisition shall be in a business or activity described in Section 5.16, (iii) if such Acquisition results in a Material Subsidiary, such Subsidiary shall simultaneously with or immediately following such Acquisition comply with Section 3.1(g), (iv) during fiscal year 1997 (A) the aggregate Acquisition Consideration (excluding Equity Consideration) for any single Acquisition during such year shall not exceed $100,000,000 and (B) the aggregate Acquisition Consideration for any single Acquisition during such year shall not exceed $150,000,000, (v) during fiscal year 1998 (A) the aggregate Acquisition Consideration (excluding Equity Consideration) for any single Acquisition during such year shall not exceed $125,000,000 and (B) the aggregate Acquisition Consideration for any single Acquisition during such year shall not exceed $200,000,000 and (vi) during each fiscal year thereafter (A) the aggregate Acquisition Consideration (excluding Equity Consideration) for any single Acquisition during such year shall not exceed $150,000,000 and (B) the aggregate Acquisition Consideration for any single Acquisition during such year shall not exceed $250,000,000.

         4.7. Limitation on Liens. Borrower shall not, nor shall it permit any other Company to, create or suffer to be created or to exist any Lien upon any of its property or assets except a Permitted Lien.

         4.8. Debt. Borrower shall not, nor shall it permit any other Company to, directly or indirectly, create, incur, assume, become or be liable, in any manner in respect of, or suffer to exist, any Debt or Contingent Debt except Permitted Debt.

         4.9. Mergers, etc. Neither Borrower nor any other Company shall be a party to any merger or consolidation other than the Westinghouse Merger, unless
(a) with respect to a merger or consolidation, Borrower shall be the survivor, unless the merger or consolidation involves a Company other than Borrower, in which case one of Borrower's Subsidiaries shall be the surviving corporation,
(b) such transaction shall not be utilized to circumvent compliance with any term or provision herein, and (c) no Default or Event of Default shall then be in existence or occur as a result of such transaction.

         4.10. ERISA. Borrower will not directly or indirectly permit any member of its Controlled Group to directly or indirectly (a) terminate any Plan so as to result in any liability to

Borrower or any member of its Controlled Group in an amount in excess of Twenty Million Dollars ($20,000,000); (b) permit to exist any ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan which would have a reasonable likelihood of resulting in liability to Borrower or any member of its Controlled Group in an amount in excess of Twenty Million Dollars ($20,000,000); (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any liability to Borrower or any member of its Controlled Group in an amount in excess of Twenty Million Dollars ($20,000,000); (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder except (i) as shall be required to maintain the qualified status of such Plan under Section 401(a) of the Code or (ii) to the extent that any such action would not have a reasonable likelihood of resulting in liability to Borrower or any member of its Controlled Group in excess of Twenty Million Dollars ($20,000,000); (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under any Plan subject to Title IV of ERISA (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) to exceed the fair market value of Plan assets allocable to such benefits all determined as of the most recent valuation date for each such Plan unless the existence of such deficiency would not have a reasonable likelihood of resulting in liability to Borrower or any member of its Controlled Group in excess of Twenty Million Dollars ($20,000,000); or (f) engage in any transaction prohibited by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available, unless such transaction would not have a reasonable likelihood of resulting in liability in excess of Twenty Million Dollars ($20,000,000) to Borrower or any member of its Controlled Group.

         4.11. Dispositions of Assets. Borrower shall not, nor shall it permit any other Company to, sell, lease, transfer or otherwise dispose of any of its assets (each a "Disposition"), if immediately prior to such Disposition, a Default or Event of Default exists, or if after giving effect to any such Disposition, a Default or Event of Default would result therefrom. Notwithstanding anything in this Section 4.11 to the contrary, Borrower shall not sell The Opryland Hotel.

         4.12. Transactions with Affiliates. Except as contemplated by the Gaylord Restructuring, to the extent not inconsistent with past practices, Borrower shall not, nor shall it permit any other Company to, directly or indirectly, enter into any transaction (including, but not limited to, the sale or exchange of property or the rendering of service) with any of its Affiliates (other than Borrower or any Guarantor), other than in the ordinary course of business and upon fair and reasonable terms no less favorable than such Company could obtain or could become entitled to in an arm's-length transaction with a Person which was not an Affiliate of such Company.

         4.13. Accounting Changes. Borrower shall not, nor shall it permit any other Company to, make or permit any change in accounting policies affecting the presentation of financial statements or reporting practices, except as required or permitted pursuant to GAAP; provided, however, to the extent that any such change would materially affect any accounting determination contemplated by this Agreement, Borrower and Lenders agree to negotiate in good faith revisions to the appropriate covenants and related definitions to account for such changes.

         4.14. Margin Regulations. Borrower shall not, nor shall it permit any other Company to, use the proceeds of any Loan or Letter of Credit to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934, and no Loan or Letter of Credit shall otherwise be, in violation of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         4.15. Hostile Acquisitions. Borrower shall not, nor shall it permit any other Company to, cause any of the proceeds of the Loans to fund a Hostile Acquisition without providing Lenders with 10 Business Days' prior written notice of such Hostile Acquisition specifying the nature thereof. If any Lender shall inform Borrower and other Lenders, within 5 Business Days of receipt of notice of such Hostile Acquisition from Borrower, that such Lender has a conflict with funding such Hostile Acquisition, Borrower agrees to use its best efforts to designate a replacement Lender or Lenders reasonably satisfactory to Administrative Lender and Determining Lenders to purchase the Revolving Credit Note of such Lender and to assume the Commitment of such Lender. Such purchase shall be without recourse to or warranty by, or expense to, such Lender for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender and accrued but unpaid interest, Commitment Fees and other fees in respect of such Lender's Commitment and any other amounts payable to such Lender under this Agreement. Any Lender replaced pursuant to this Section 4.12 shall
(i) have no obligation to pay any processing and recordation fee pursuant to
Section 8.16(a) and (ii) continue to be entitled to the Rights available to Lenders pursuant to Sections 2.9, 2.11, 2.13(d), 8.10 and 8.14.


                                   ARTICLE V.

                         REPRESENTATIONS AND WARRANTIES

         Borrower represents, warrants and covenants, but not any time prior to the Agreement Date, as follows:

         5.1. Organization and Qualification. The Companies (a) are duly organized, validly existing, and in good standing under the Laws of their jurisdictions of incorporation to the extent necessary not to have a Material Adverse Effect; (b) are duly licensed and in good standing as a foreign entity in each jurisdiction in which the nature of the business transacted or the property owned is such as to require licensing as such, except where the failure to be so licensed would not have a Material Adverse Effect; and (c) possess all legal authority, power, licenses, permits and franchises necessary to conduct their business the failure to possess which would have a Material Adverse Effect and to execute, deliver and comply with the terms of the Loan Documents to be executed by them, all of which have been duly authorized and approved by all necessary legal action and for which no approval or consent of any Tribunal is required. The respective jurisdictions of organization and the percentage ownership by each Company of each other Company listed on Exhibit F (as Exhibit F is amended or supplemented pursuant to Section 3.2(h)) are true and correct.

         5.2. Financial Statements. The audited consolidated financial statements of Companies as of and for the period ended December 31, 1996 and the unaudited financial statements of Companies as of and for the period ended March 31, 1997, heretofore furnished to Lenders are complete and correct in all material respects and were prepared substantially in accordance with GAAP except to the extent stated therein, and fairly present the financial condition and results of operation of Companies as of the dates indicated and for the periods involved. As of the date of said financial statements there were no contingent liabilities, liabilities for Taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, any of which are material in amount in relation to the financial condition of Companies, except as referred to or reflected or provided for in said financial statements. Since the date of said financial statements, there has been no material adverse change in the consolidated financial condition or business operations of Companies, taken as a whole.

         5.3. Taxes. Borrower and each other Company have filed all federal, state and other income tax returns which are required to be filed (other than tax returns, none of which concern a material part of the business, operations or properties of Companies taken as a whole, which in the reasonable opinion of Borrower are not required to be filed) and have paid all Taxes as shown on said returns, and all Taxes due or payable without returns and all assessments received to the extent that such Taxes or assessments have become due, except for any Taxes and assessments being contested in good faith by proper proceedings and for which adequate reserves have been established in accordance with GAAP or where the non-filing or non-payment of which has no reasonable likelihood of having a Material Adverse Effect. All Tax liabilities of Borrower and each other Company are adequately provided for on the books of each Company, including interest and penalties, except where the failure to so provide would not have a Material Adverse Effect. No income tax liability of a material nature has been asserted by taxing authorities for Taxes in excess of those already paid, and federal, state and other income tax returns of Borrower and each other Company have been examined and reported on by the taxing authorities or closed by applicable Laws and satisfied for all years prior to and including 1993.

         5.4. Compliance With Laws and Other Matters. None of the Companies is, nor will the execution, delivery and performance and compliance with the terms of the Loan Documents cause any of the Companies to be: (a) in violation of any Law or their articles of incorporation or bylaws in any respect which would have any Material Adverse Effect; or (b) in violation of or in default with the terms of any Material Contractual Obligation (including, without limitation, network affiliation agreements) to which any Company is a party which violation or default would have a Material Adverse Effect or result in or require the creation or imposition of any Lien (other than a Permitted Lien) upon or with respect to any of the properties of any Company. Except for matters affecting the broadcasting, communications and entertainment industries generally and for matters described in Exhibit O, there is no existing Litigation pending against or, to the knowledge of Borrower, threatened against any Company or its properties which is not fully covered by insurance (or for which adequate reserves have not been set up and reflected on the financial statements delivered to Lenders and described in Section 5.2) or which would have a Material

Adverse Effect. There are no outstanding or unpaid final judgments against any of the Companies which would have a Material Adverse Effect.

         5.5. Total Liabilities. Since the date of the financial statements referred to in Section 5.2, no Company has incurred any material liability included within total liabilities, except (i) as referred to or reflected in the financial statements referred to in Section 5.2, (ii) as disclosed in Exhibit P,
(iii) liabilities incurred in the ordinary course of business, or (iv) such liabilities as would not have a Material Adverse Effect.

         5.6. Title to Properties. Each Company has (a) full power, authority and legal right to own and operate the properties which it now owns, and to carry on the business in which it is now engaged; and (b) to the extent necessary to carry on its business without causing a Material Adverse Effect, good and marketable title in fee simple to all real property owned by it (except as to real property or parcels thereof acquired by quitclaim) and good and merchantable title to all its other properties and assets subject to no Lien of any kind except Permitted Liens.

         5.7. Corporate Authorization; Validity. The Board of Directors of Borrower and each Guarantor, as appropriate, have duly authorized the execution and delivery of this Agreement, the Notes and the other Loan Documents and the performance of their respective terms. No consent of the stockholders of Borrower or any Guarantor is required as a prerequisite to the validity and enforceability of this Agreement or any document contemplated herein. Borrower and each Guarantor have full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement, the Notes and all other Loan Documents, as appropriate, to be executed and delivered by them. This Agreement is, and the Notes and each of the other Loan Documents will on due execution and delivery thereof be, the legal, valid and binding obligation of Borrower or the Guarantor executing and delivering it, enforceable in accordance with their respective terms, subject as to enforcement of remedies to any Debtor Relief Laws and general equitable principles.

         5.8. Use of Proceeds. No Company is engaged principally in the business of extending credit secured directly or indirectly, in whole or in part, by margin stock (within the meaning of Regulation U ("Regulation U") of the Board of Governors of the Federal Reserve System), and, after giving effect to each Loan and Letter of Credit hereunder and the application of the proceeds thereof, not more than 25% of the assets of the Companies are or will be margin stock. No Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any of the other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

         5.9. Possession of Franchises, Licenses, Etc. Each Company possesses all franchises, certificates, licenses, permits and other authorizations from governmental political subdivisions or regulatory authorities that (i) are necessary in any material respect for the ownership, maintenance and operation of their properties and assets, and (ii) the loss of possession of which would have a Material Adverse Effect, and no Company is in violation of any thereof in any material respect the result of which would have a Material Adverse Effect.

         5.10. Leases. Each Company peacefully enjoys possession of all property leased for the operation of its properties and assets, the loss of possession of which could have a Material Adverse Effect. All such leases are valid and subsisting and are in full force and effect to the extent necessary so as to not result in a Material Adverse Effect.

         5.11. Disclosure. Neither this Agreement nor any other document, certificate or statement, taken as a whole, furnished to the Lenders by or on behalf of Borrower or any other Company in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading when taken as a whole.

         5.12. Government Regulation. No Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940, the Interstate Commerce Act (other than Grand Ole Opry Tours, Inc.) (as any of the preceding acts have been amended), or any other Law which the incurring of Debt by Borrower would violate in any material respect, including, without limitation, Laws relating to common or contract carriers or the sale of electricity, gas, steam, water, or other public utility services; provided, however, that certain of the Companies are regulated by the FCC, and are subject to requirements of the Communications Act of 1934, as amended, and the current rules and regulations of the FCC, but (a) are in compliance with respect thereto in all circumstances where the failure to do so would have a Material Adverse Effect and (b) no approval or authorization by or filing with any Tribunal is necessary or required for the execution and delivery of any of the Loan Documents or the performance of their respective terms; provided, however, that this Agreement may be required to be filed with the FCC within thirty (30) days after execution hereof.

         5.13.    Environmental Matters.

         (a) The operations of Borrower and each other Company comply in all respects with all Environmental Laws and all other applicable Requirements of Law concerning environmental health and safety, except for such non-compliance which may not result in liability in excess of Twenty Million Dollars ($20,000,000).

         (b) Except where the failure to obtain would not have a Material Adverse Effect, Borrower and each other Company have obtained or applied for all environmental, health and safety permits necessary for their operations. With respect to all such permits which have been obtained, all such permits are in good standing other than those which have expired as to which applications for renewal or extension are pending. With respect to all such permits which have been obtained and those which have expired as to which applications for renewal or extension have been made, Borrower and each other Company are in compliance with all terms and conditions of such permits except where the failure of such compliance could not be reasonably expected to have a Material Adverse Effect.

         (c) Except as set forth on Exhibit O, neither Borrower nor any other Company nor any of their present property or operations (as well as their past property or operations) is subject to any outstanding written order from or agreement with any Tribunal or other Person or subject to any judicial or docketed administrative proceeding respecting (i) any Environmental Law or any other environmental or health or safety Requirement of Law, the result of which would have a Material Adverse Effect; (ii) any action required to clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment, the result of which would have a Material Adverse Effect; or (iii) any Environmental Claim arising from the release or threatened release of a Contaminant into the environment which could reasonably be expected to result in liability in excess of Twenty Million Dollars ($20,000,000).

         (d) Except as set forth on Exhibit O, there are no conditions or circumstances associated with any property of Borrower or any other Company formerly owned or operated by Borrower or any other Company or any of its predecessors or with the former operations, including off-site disposal practices, of Borrower or any other Company or its predecessors which could reasonably be expected to give rise to Environmental Claims which could result in liability in excess of Twenty Million Dollars ($20,000,000).

         (e) Except as set forth on Exhibit O, there are no conditions or circumstances which may give rise to any Environmental Claim arising from the operations of Borrower or any other Company which could reasonably be expected to result in liability in excess of Twenty Million Dollars ($20,000,000). (i) Neither Borrower nor any other Company has any underground storage tanks (A) that are not properly permitted under applicable Environmental Laws or (B) that are leaking or dispose of Contaminants off-site which could reasonably be expected to result in liability in excess of Twenty Million Dollars ($20,000,000) and (ii) Borrower and each other Company have notified all of its employees of the existence, if any, of any health hazard arising from the conditions of its employment and have met all notification requirements under Title III of CERCLA and under OSHA, the violation of which has a reasonable likelihood of resulting in liability in excess of Twenty Million Dollars ($20,000,000) in the aggregate.

         5.14. ERISA. Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and all other applicable federal or state Laws. With respect to each Plan, all reports required under ERISA or any other applicable Law to be filed with the relevant Tribunal have been duly filed and all such reports are true and correct in all material respects as of the date given. No Plan which is subject to Section 412 of the Code has been terminated nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under
Section 412 of the Code) nor has any funding waiver from the IRS been received or requested. Neither Borrower nor any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required by Section 412 of the Code or Section 302 of ERISA or the terms of any Plan prior to the due date under Section 412 of the Code and Section 302 of ERISA or the terms of any Plan. There has been no ERISA Event or any event requiring disclosure under ERISA with respect to any Plan or trust maintained pursuant to any Plan of Borrower or any member of its Controlled Group. The value of the assets of each Plan (other than a Multiemployer Plan) equalled or exceeded the present value of the benefit liabilities, as defined in Title IV of ERISA, of each such Plan as of the most recent valuation date using Plan actuarial assumptions at such date. There are no pending or threatened claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against and neither Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against the assets of any Plan or trust maintained pursuant to any Plan or against any fiduciary of such Plan or such trust with respect to the operation of such Plan or such trust. Neither Borrower nor any member of its Controlled Group has engaged in any prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, in connection with any Plan which has not been corrected. Neither Borrower nor any member of its Controlled Group (i) has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan which has not been paid in full or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA which has not been paid in full or (ii) has withdrawn from any Multiemployer Plan. Neither Borrower nor any member of its Controlled Group nor any organization to which Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b) has engaged in a transaction within the meaning of Section 4069 of ERISA. Neither Borrower nor any member of its Controlled Group maintains or has established any Plan which constitutes a welfare benefit plan within the meaning of Section 3(1) of ERISA which provides for continuing health, medical or hospitalization benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment except (i) as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), and the regulations thereunder, (ii) to the extent that the full cost thereof is borne by the participant or beneficiary or (iii) any such arrangement (or the liability associated with such arrangement) which would not be required to be disclosed on Borrower's consolidated financial statements pursuant to GAAP. Borrower and each member of its Controlled Group which maintains a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied with all applicable notice and continuation requirements of COBRA and the regulations thereunder except where the failure to so comply could not result in the loss of a tax deduction or imposition of a tax or other penalty on Borrower or any member of its Controlled Group. Notwithstanding anything herein to the contrary, no statement, representation or warranty contained in this Section 5.14 shall be deemed to be or to have been false, misleading or erroneous in any material respect when made if the effect of the failure of such statement, representation or warranty to be true and correct would not have a reasonable likelihood of resulting in liability to Borrower or any member of its Controlled Group, individually or in the aggregate, in excess of Twenty Million Dollars ($20,000,000).

         5.15. Solvency. Borrower and each Guarantor is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

         5.16. Business. Borrower and its Subsidiaries, taken as a whole, are engaged primarily in the broadcasting, communications and entertainment business and activities directly related thereto.


                                   ARTICLE VI.

                                     DEFAULT

         6.1. Default. The term "Event of Default" as used herein means the occurrence and continuance of any one or more of the following events (including the passage of time, if any, specified therefor):

         (a) Payments. The failure or refusal of Borrower to pay when due the principal of the Loans, interest on the Loans, the Commitment Fee, the Administrative Lender's Fee, any fee in respect of the Letters of Credit or any other obligation created pursuant to this Agreement, the Notes or evidenced by any of the other Loan Documents and such failure shall not have been remedied by the earlier of (i) one (1) Business Day after telephonic notice (to be confirmed in writing) by Administrative Lender to Borrower or (ii) five (5) Business Days after the date such payment is due.

         (b) Negative Covenants. The failure or refusal of any Company to comply or be in compliance with any covenant, term or provision in Article IV.

         (c) Other Covenants. The failure or refusal of any Company punctually and properly to perform, observe and comply with any covenant, agreement or condition contained in any of the Loan Documents (other than covenants to pay the Obligation or contained in Article IV) and such failure shall not have been remedied within 30 days after the earlier of notice of such failure to such Company, as applicable, or such other time as an officer of such Company shall have actual knowledge thereof.

         (d) Voluntary Debtor Relief. Borrower or any Guarantor shall (i) execute an assignment for the benefit of creditors, or (ii) admit in writing its inability, or be generally unable, to pay its debts generally as they become due, or (iii) voluntarily seek the benefit or benefits of any Debtor Relief Law, or (iv) voluntarily become a party to any proceeding provided for by any Debtor Relief Law, (v) consent to, or acquiesce in, any order, judgment, decree or petition described in Section 6.1(e) or (vi) take any corporate action to authorize any of the foregoing.

         (e) Involuntary Proceedings. Borrower or any Guarantor shall involuntarily (i) have an order, judgment or decree entered against it by any Tribunal pursuant to any Debtor Relief

Law, and such order, judgment or decree is not stayed or reversed within 60 days after the entry thereof, or (ii) have a petition filed against it seeking the benefit or benefits provided for by any Debtor Relief Law, and such petition is not discharged within 60 days after the filing thereof.

         (f) Judgments. Any Company shall have rendered against it a money judgment which would have a Material Adverse Effect and such judgment is not stayed or dismissed within 30 days.

         (g) Other Debt. Except as to matters being disputed or contested in good faith, (i) any Company shall default in the payment of principal of or interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement or any obligation issued or assumed as full or partial payment for property whether or not secured by purchase money Lien, or any obligation under notes payable or drafts accepted representing extensions of credit), excluding any such obligations which in the aggregate are not in excess of $5,000,000.00 and which (A) are not secured directly or indirectly by Liens or (B) if secured directly or indirectly by Liens, the aggregate value of assets secured by said Liens is not in excess of $5,000,000.00, or (ii) a default or any other event shall occur or condition shall exist under any agreement or instrument under which such obligation is created and shall continue after any applicable grace period, if the effect of such default or the effect of such event or condition is to cause or permit the holder or holders of such obligation (or any trustee on their behalf) to cause such obligation to become due prior to its date of maturity or require such obligation to be purchased, prepaid or redeemed.

         (h) Misrepresentation. The discovery by any Lender that any statement, representation or warranty in the Loan Documents or in any writing ever delivered to any Lender pursuant to the Loan Documents, shall prove to have been false, misleading or erroneous in any material respect when made or deemed made.

         (i) ERISA. With respect to any Plan of Borrower or any member of its Controlled Group: (i) Borrower, any such member of its Controlled Group or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a liability to Borrower or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the IRS for contributions to a Plan that is subject to Section 412 of the Code;(iii) Borrower or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA; (iv) Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, a Plan; (v) a Reportable Event shall occur with respect to a Plan;
(vi) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof; (vii) except as shall be required to maintain the qualified status of any Plan under Section 401(a) of the Code, the benefits of any Plan shall be increased, or Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan; (viii) any ERISA Event with respect to a Plan shall have occurred, and thirty (30) days thereafter (A) such ERISA Event (if correctable) shall not have been corrected and (B) with respect to a Plan subject to Title IV of ERISA, the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; or (ix) Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a Lien (other than a Permitted Lien) under Section 412 of the Code or Section 302 of ERISA; provided, however, that the events listed in subsections (i)-(viii) shall constitute Events of Default only if, as of the date thereof or any subsequent date, the maximum amount of liability which Borrower or any member of its Controlled Group has a reasonable likelihood of incurring in the aggregate under the applicable provisions of ERISA resulting from such event or such events exceeds Twenty Million Dollars ($20,000,000).

         (j) Guaranty. The Guaranty shall, for any reason other than expressly pursuant to the terms thereof, be deemed invalid or unenforceable with respect to any Guarantor, or Borrower or any Guarantor shall assert that, for any reason, the Guaranty is invalid or unenforceable.

         (k)      Change of Control.  A Change of Control shall occur.

         6.2.     Certain Rights of Lenders.

         (a) Remedies Upon Default. If an Event of Default specified in subparagraph (d) or (e) of Section 6.1 occurs, the Commitments of Lenders shall automatically terminate concurrently therewith and the Obligation shall thereupon become due and payable concurrently therewith, without any action by Administrative Lender or any Lender and without diligence, presentment, demand, protest, notice of protest or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived. Should any other Event of Default occur and be continuing, Administrative Lender may, with the consent of, or shall, at the request of, Determining Lenders, do any one or more of the following, without diligence, presentment, demand, protest, notice of protest, acceleration or intent to accelerate, or notice of any other kind, all of which are hereby expressly waived:

                  (i) Acceleration. Declare the entire unpaid balance of the Obligation (which shall include, without limitation, the aggregate amount of all obligations with respect to outstanding Letters of Credit), or any part thereof, immediately due and payable, whereupon it shall be due and payable.

                 (ii) Termination. Terminate all or any portion of the Commitments to lend hereunder.

                (iii)   Judgment.  Reduce any claim to judgment.

                 (iv) Letters of Credit. If any Letter of Credit shall be then outstanding, make demand upon Borrower to, and forthwith upon such demand, Borrower shall, pay to Administrative Lender in same day funds at the office of Administrative Lender in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding, less any funds previously deposited by Borrower, and then-remaining on deposit, in the L/C Cash Collateral Account in connection with such Letters of Credit.

                  (v) Rights. Exercise any and all Rights afforded by the Laws of the State of Texas or any other jurisdiction, as Administrative Lender shall deem appropriate, including, but not limited to, the UCC, or by any of the Loan Documents, or by Law or equity, or otherwise.

                 (vi) Guaranties. Exercise any and all Rights under the Guaranties.

                  (vii) Offset. Exercise the Rights of offset and/or banker's Lien against the interest of Borrower or any Subsidiary in and to every account with any Lender or any participant, and other property in possession of any Lender or any participant, to the full extent of the Obligation.

         (b) Lenders Not In Control. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Lenders the Rights or power to exercise control over the affairs and/or management of Borrower or any Subsidiary of Borrower, the power of Lenders being limited to the Right to exercise the remedies provided in the other subparagraphs and subsections of this Section; provided that, if any Lender becomes the owner of any stock, or other equity interest in, any Person whether through foreclosure or otherwise, such Lender shall be entitled to exercise such legal Rights as it may have by being an owner of such stock, or other equity interest in, such Person.

         (c) Waivers. The acceptance by Administrative Lender or any Lender at any time and from time to time of part payment on the Obligation shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Administrative Lender or any Lender of any particular Event of Default shall be deemed to be a waiver of any Event of Default other than said particular Event of Default. No delay or omission by any Lender or Administrative Lender in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or an acquiescence therein, nor shall any single or partial exercise of any such Right preclude any other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         (d) Cumulative Rights. All Rights available to Administrative Lender and Lenders under the Loan Documents shall be cumulative of and in addition to all other Rights granted to Administrative Lender and Lenders at Law or in equity, whether or not the Obligation shall be due and payable and whether or not Administrative Lender or any Lender shall have instituted any suit for collection or other action in connection with the Loan Documents.

         (e) Expenditures by Lenders. After the occurrence of an Event of Default, any sums spent by Administrative Lender or any Lender pursuant to the exercise of any Right provided herein shall become part of the Obligation and shall bear interest at a rate per annum equal to the lesser of (i) the Domestic Rate plus 2% or (ii) the Highest Lawful Rate from the date spent until the date repaid by Borrower.


                                  ARTICLE VII.

                             AGREEMENT AMONG LENDERS

         7.1.     Agreement Among Lenders.  Lenders agree among themselves that:

         (a) Administrative Lender. Each Lender hereby appoints NationsBank as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders in and under all the Loan Documents; to hold in trust for the benefit of Lenders monies received under all Loan Documents (but without creating any trustee relationship between Administrative Lender and Lenders other than in respect of the holding of such monies); to take such action as may be requested by Determining Lenders, provided that, unless and until Administrative Lender shall have received such requests, Administrative Lender may take such action, or refrain from taking such action, as it may deem advisable and in the best interests of Lenders, provided, further, Administrative Lender shall not be required to take any action which exposes Administrative Lender to personal liability or which is contrary to this Agreement or applicable Law; to arrange the means whereby the proceeds of Loans of Lenders are to be made available to Borrower; to, except as otherwise specifically provided herein, promptly distribute to each Lender, at such Lender's principal office, information, requests, documents and items received from Borrower and others, and its share of each Loan payment and such other payments owing to it pursuant to this Agreement and the other Loan Documents; and to deliver to Borrower and others, requests, demands, approvals and consents received from Lenders. Administrative Lender shall have no trustee or other fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The duties of Administrative Lender under this Agreement and the other Loan Documents are mechanical in nature.

         (b) Replacement of Administrative Lender. Should NationsBank or any successor Administrative Lender ever cease to be a Lender herein (and/or sell by participation 100% of its Commitment), or should NationsBank or any successor Administrative Lender ever resign as Administrative Lender (which resignation may not occur earlier than 30 days after Administrative Lender's giving of notice of resignation), or should NationsBank or any successor Administrative Lender ever be removed with or without cause by Determining Lenders, then the Lender appointed by Determining Lenders shall forthwith become Administrative
Lender, and each Company and Lenders shall execute such documents as such Lender may reasonably request to reflect such change in and under the Loan Documents. Any resignation or removal of NationsBank or any successor Administrative Lender shall become effective upon the appointment by Determining Lenders of a successor Administrative Lender and Determining Lenders agree to promptly appoint a successor Administrative Lender; provided that, if Determining Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, then NationsBank or any successor Administrative Lender (as the case may be) shall thereafter have no duty or obligation to act as Administrative Lender hereunder, provided NationsBank or any such successor Administrative Lender (as the case may be) shall have appointed a successor.

         (c) Expenses. Each Lender shall pay its pro rata part of any reasonably necessary expenses incurred by Administrative Lender in connection with any of the Loan Documents (other than the initial preparation and negotiation of this Agreement and the other Loan Documents) if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by Lenders to Administrative Lender shall be returned by Administrative Lender pro rata to each paying Lender to the extent later paid by Borrower to Administrative Lender.

         (d) Delegation of Duties. Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

         (e) Reliance by Administrative Lender. Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by Administrative Lender. Administrative Lender may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless Administrative Lender shall receive written notice to the contrary from the payee of any Note.

         (f) Limitation of Administrative Lender's Liability. Neither Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Documents or be responsible for the consequences of any error of judgment. Except as set forth in Section 7.1(a), Administrative Lender shall be under no duty to enforce any Rights with respect to any of the Loans or the security therefor. Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction (but excluding indemnification for gross negligence or wilful misconduct of Administrative Lender) against loss, cost, liability and expense. Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution (other than its own) of any of the Loan Documents or for any representation, warranty, document, certificate, report or statement made herein or furnished under or in connection with any of the Loan Documents by any other Person, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any of the Loan Documents on the part of Borrower. TO THE EXTENT ADMINISTRATIVE LENDER IS NOT REIMBURSED BY BORROWER THEREFOR, EACH LENDER, INCLUDING NATIONSBANK, SEVERALLY AGREES TO INDEMNIFY, PRO RATA, ADMINISTRATIVE LENDER AND HOLD IT HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY ADMINISTRATIVE LENDER IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY ADMINISTRATIVE LENDER UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OR INACTION OF ADMINISTRATIVE LENDER), EXCEPT AND ONLY TO THE EXTENT THE SAME RESULT FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ADMINISTRATIVE LENDER.

         (g) Liability Among Lenders. No Lender shall incur any liability to any other Lender except for acts or omissions in bad faith, and except as provided in the last sentence of Section 7.1(f).

         (h) Liability for Other Lenders. No Lender shall incur any liability to any Company or any other Person for any act or omission of any other Lender.

         (i) Rights as Lender. With respect to its Commitment and Loans made by it, Administrative Lender shall have the same Rights as a Lender and may exercise the same as though it were not Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include Administrative Lender in its individual capacity. Administrative Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, Borrower and any Person who may do business with or own securities of Borrower all as if Administrative Lender were not Administrative Lender hereunder and without any duty to account therefor to Lenders.

         7.2. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Lender or any other Lender and based upon the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         7.3. Benefits of Article. None of the provisions of this Article VII shall inure to the benefit of Borrower or any Subsidiary, or any Person other than Lenders; consequently, neither Borrower or any Subsidiary, nor any other Person, shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Lender to comply with such provisions.


                                  ARTICLE VIII.

                                  MISCELLANEOUS

         8.1. Accounting Terms. All accounting and financial terms used herein, and the compliance with each covenant contained herein which relates to financial matters, shall be determined in accordance with GAAP, except to the extent that a deviation therefrom is expressly stated herein.

         8.2. Money. Unless stipulated otherwise, all references herein to "Dollars", "money", "payments", or other similar financial or monetary terms, are references to currency of the United States of America.

         8.3. Number and Gender of Words. Wherever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

         8.4. Headings. The headings, captions and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of the Loan Documents, or affect the meaning thereof.

         8.5. Articles, Sections, and Exhibits. All references to "Articles", "Sections", "subparagraphs" or "subsections" contained herein are, unless specifically indicated otherwise, references to articles, sections, subparagraphs and subsections of this Agreement. All references to "Exhibits" contained herein are references to exhibits attached hereto, all of which are made a part hereof for all purposes, the same as if set forth herein verbatim. If any exhibit attached hereto which is to be executed and delivered contains blanks or requires attachments or is otherwise required to be updated or completed from time to time, it shall be completed correctly and in accordance with the terms and provisions contained and as contemplated herein prior to or at the time of the execution and delivery thereof.

         8.6. Notices, Etc. All notices, demands and other communications provided for hereunder shall be in writing (including telegraphic, telecopy, telex or cable communication) and mailed, telegraphed, telecopied, telexed, cabled or delivered, if to Borrower, at its address at One

Gaylord Drive, Nashville, Tennessee 37214, Attention: Chief Financial Officer; if to any Bank, at its office specified opposite its name on Schedule II hereto; if to any other Lender, at its office specified in the Assignment and Acceptance pursuant to which it became a Lender; and if to Administrative Lender, at its address at 901 Main Street, 67th Floor, Dallas, Texas 75202, Attention: Todd A. Shipley, Southwest Corporate Finance Department; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective (i) when received, if mailed or delivered, or (ii) when delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, except that notices and communications to Administrative Lender pursuant to Article II or VI shall not be effective until received by Administrative Lender.

         8.7. No Waiver; Remedies. No failure on the part of any Lender or Administrative Lender to exercise, and no delay in exercising, any Right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such Right preclude any other or further exercise thereof or the exercise of any other Right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.

         8.8. Survival of Agreements. All covenants, agreements, representations and warranties made herein shall survive the execution and the delivery of this Agreement and the other Loan Documents. All statements contained in any certificate or other instrument delivered by or on behalf of Borrower or any Subsidiary hereunder shall be deemed to constitute representations and warranties made by Borrower or such Subsidiary.

         8.9. Binding Effect. All covenants and agreements contained in this Agreement and all other Loan Documents shall bind and inure to the benefit of the respective permitted successors and assigns of the parties hereto, except that Borrower may not assign its Rights, obligations and duties hereunder without the prior written consent of all Lenders.

         8.10. Expenses. Borrower agrees to pay (i) all reasonable out-of-pocket expenses of Administrative Lender, including reasonable fees and expenses of Special Counsel, from time to time in connection with amendments or consents to, or waivers of, any of the Loan Documents, and the consideration of legal questions relevant thereto and (ii) all reasonable out-of-pocket expenses of Administrative Lender and each Lender in connection with the enforcement of the Loan Documents following the occurrence of an Event of Default, including, without limitation, the reasonable fees and expenses of Special Counsel and each Lender with respect thereto. The obligations of Borrower under this Section 8.10 shall survive any termination of this Agreement.

         8.11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) with respect to Events of Default other than as specified in subparagraph (d) or (e) of Section 6.1, the making of the request or the granting of the consent specified by Section 6.2 to authorize Administrative Lender to declare the Loans due and payable pursuant to the provisions of Section 6.2, each Lender, subject to Section 2.12, is hereby authorized at any time and from time to time, to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Borrower against any and all of the Obligations of Borrower, irrespective of whether Administrative Lender or such Lender shall have made any demand under this Agreement and although such Obligations may be unmatured. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

         8.12. Governing Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS MADE UNDER THE LAWS OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF TEXAS, EXCEPT TO THE EXTENT FEDERAL LAWS GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF ALL OR ANY PART OF THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, BORROWER AGREES THAT THE COURTS OF TEXAS WILL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION HEREWITH. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS SHALL BE PERFORMABLE IN DALLAS COUNTY, TEXAS.

         8.13. Usury Provision. It is not the intention of any of the parties to this Agreement to make an agreement violative of the Laws of any applicable jurisdiction relating to usury. Regardless of any provision in any of the Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligation, any amount in excess of the Maximum Amount. If any Lender ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, Borrower and Lenders shall, to the maximum extent permitted under Applicable Laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligation so that the interest rate is uniform throughout the entire term of the Obligation; provided that if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund to Borrower the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Lender shall be subject to any penalties provided by any Laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This
Section 8.13 shall
control every other provision of all agreements among the parties to this Agreement pertaining to the transactions contemplated by or contained in the Loan Documents.

         8.14.    Indemnity.

         (A) BORROWER AGREES TO, AND DOES INDEMNIFY AND HOLD HARMLESS EACH LENDER AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ANY LENDER IN ANY WAY RELATING TO OR ARISING OUT OF ANY EVENT OF DEFAULT OR ANY ACT OR OMISSION OR TRANSACTION OF ANY COMPANY OR ANY OF THEIR OFFICERS OR DIRECTORS, TO THE EXTENT THAT ANY OF THE SAME RESULTS, DIRECTLY OR INDIRECTLY, FROM ANY CLAIMS MADE OR ACTIONS, SUITS OR PROCEEDINGS COMMENCED BY OR ON BEHALF OF ANY PERSON OTHER THAN A LENDER OR ANY ACTION IN GOOD FAITH BROUGHT BY BORROWER OR ANY GUARANTOR. IN ADDITION, BORROWER HEREBY AGREES TO INDEMNIFY ADMINISTRATIVE LENDER AND EACH LENDER AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS FROM, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY ANY OF THEM ARISING OUT OF OR BY REASON OF ANY INVESTIGATION OR LITIGATION OR OTHER PROCEEDINGS (INCLUDING ANY THREATENED INVESTIGATION OR LITIGATION OR OTHER PROCEEDINGS) RELATING TO ANY ACTUAL OR PROPOSED USE BY BORROWER OR ANY SUBSIDIARY OF THE PROCEEDS OF ANY OF THE LOANS, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION OR LITIGATION OR OTHER PROCEEDINGS (BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED, BUT SPECIFICALLY INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES INCURRED BY REASON OF MERE NEGLIGENCE OF THE PERSON TO BE INDEMNIFIED).

         (b) If (i) any payment of principal of, or Conversion of, any LIBOR Loan is made by Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Loan, as a result of a payment or Conversion pursuant to Section 2.7, 2.8, 2.9(d), 2.20 or 4.13, acceleration of the maturity of the Loans pursuant to Section 6.1, or for any other reason, (ii) Borrower shall fail to Convert into or continue a LIBOR Loan or borrow a LIBOR Loan on the date specified in the notice thereof (other than a result of any wrongful act or omission of any Lender), or (iii) any Lender shall sell its rights and obligations under this Agreement to an Eligible Assignee within 180 days after the Agreement Date resulting in breakage of a LIBOR Loan made by such selling Lender prior to the last day of the Interest Period therefor, Borrower shall, upon demand by such Lender (with a copy of such demand to Administrative Lender), pay to Administrative Lender for the account of such Lender any and all amounts required to compensate such Lender for any and all additional losses, costs and expenses that it may reasonably incur as a result of such payment, Conversion or failure to Convert or continue, failure to borrow or breakage cost as a result of such sale, including, without limitation (except that with respect to clause (iii) immediately preceding the following shall be the only loss, cost or expense to be received by a selling Lender), any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Loan. Such Lender claiming compensation under this Section 8.14(b) shall deliver to Borrower and Administrative Lender a certificate setting forth calculation of the additional amounts or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

         (c) The obligations of Borrower under this Section 8.14 shall survive any termination of this Agreement.

         8.15. Severability. If any provision of any of the Loan Documents is held to be illegal, invalid or unenforceable under present or future Laws during the term thereof, such provision shall be fully severable, the appropriate Loan Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions thereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and legal, valid and enforceable.

         8.16.    Assignments and Participations.

         (a) Each Lender, with the prior written consent of Borrower and Administrative Lender (which consents shall not be unreasonably withheld, provided that no consent of Borrower shall be required for any assignment during any time that an Event of Default has occurred and is continuing), may assign to one or more banks or other entities all or a portion of its Rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of its Commitment, the Loans owing to it and its participation in any Letters of Credit); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all of the assigning Lender's Rights and obligations under and in respect of all of its Commitment, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (A) the entire Commitment of such Lender at such time or (B) $10,000,000, (iii) each such assignment shall be to an Eligible Assignee and (iv) the parties to each such assignment shall execute and deliver to Administrative Lender, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $3,500. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the delivery thereof to Administrative Lender or, if so specified in such Assignment and Acceptance, the date of acceptance thereof by Administrative Lender, (x) the assignee thereunder shall be a party hereto and, to the extent that Rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the Rights and obligations of a Lender hereunder and under the other Loan Documents and (y) the Lender assignor thereunder shall, to the extent that Rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its Rights and be released from its obligations under this Agreement and under the other Loan Documents (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's Rights and obligations under this Agreement and under the other Loan Documents, such Lender shall cease to be a party hereto, except that such Lender shall continue to be entitled to the Rights available to Lenders pursuant to Sections 2.9, 2.11, 2.13(d), 8.10 and 8.14).

         (b) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any Guarantor or the performance or observance by Borrower or any Guarantor of any of their respective obligations under this Agreement, the Guaranty or any other Loan Document or any other instrument or document furnished hereto or thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon Administrative Lender, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes Administrative Lender to take such action as nominee on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to Administrative Lender by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with its terms all of the obligations that by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

         (c) Administrative Lender shall maintain at its address referred to in
Section 8.6 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrower, Administrative Lender and Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, Administrative Lender shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to Borrower. Within five (5) Business Days after its receipt of notice that Administrative Lender has received an executed Assignment and Acceptance, Borrower shall execute and deliver to Administrative Lender for delivery to the relevant assignee) a new Revolving Credit Note evidencing such assignee's assigned Loans and Commitment, and if the Lender assignor has retained a portion of its Loans and its Commitment, a replacement Revolving Credit Note in the amount of the Commitment retained by the Lender assignor (such Revolving Credit Note to be in exchange for, but not payment of, the Revolving Credit Note held by such Lender).

         (e) Notwithstanding any other provision set forth in this Agreement to the contrary, any Lender may at any time and from time to time assign, as collateral or otherwise in the ordinary course of business of such Lender, all or any portion of its Rights under the Loan Documents (including without limitation rights to payment of principal and interest under such Lender's Revolving Credit Note) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System. Any such assignment may be made without notice to or consent of Administrative Lender, Issuing Bank, Swing Line Bank, Borrower and other Lenders.

         (f) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its Rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and its participation in any Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) Borrower, Administrative Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under this Agreement and (iv) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any party thereto, except to the extent that such amendment, waiver or consent would reduce or increase the principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees or other amounts payable hereunder, in each case to the extent subject to such participation.

         (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.16, disclose to the assignee or participant or proposed assignee or participant, any information relating to Borrower furnished to such Lender by or on behalf of Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any confidential information to the extent required of Lenders hereunder pursuant to Section 8.19.

         8.17. No Liability of Issuing Bank. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit, except, as to the Issuing Bank only, for any payment made upon Issuing Bank's gross negligence or willful misconduct; or
(d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that Borrower shall have a claim against Issuing Bank, and Issuing Bank shall be liable to Borrower, to the extent of any direct, but not consequential, damages suffered by Borrower that Borrower proves were caused by (i) Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of such Letter of Credit or (ii) Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         8.18. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and such amendment, waiver or consent shall be consented to in one or more writings signed by or consented to by Determining Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by or consented to by all Lenders, do any of the following:
(i) waive any of the conditions specified in Section 2.16 or 2.17, (ii) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Lenders, that shall be required for Lenders or any of them to take any action hereunder, (iii) amend this Section 8.18, (iv) increase the Commitments of Lenders or subject the Lenders to any additional obligations, (v) reduce or forgive the principal of, or interest on, the Loans, the Reimbursement Obligations or any fees, commissions or other amounts payable hereunder, (vi) postpone any date fixed for any payment of principal of, or interest on, the Loans, the Reimbursement Obligations or any fees, commissions or other amounts payable hereunder, (vii) release any Guarantor or (viii) change the definition of Determining Lenders; provided, further, that no term or condition relating to (A) Swing Line Loans may be amended or waived unless in writing and signed by Swing Line Bank or (B) the Letters of Credit may be amended or waived unless in writing and signed by Issuing Bank; provided, further, that no amendment, waiver or consent shall, unless in writing and signed by Administrative Lender in addition to Lenders required above to take such action, affect the rights or duties of Administrative Lender under this Agreement.

         8.19. Confidentiality. Each Lender and Administrative Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by any Company pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information
(i) to the extent required by statute, rule, regulation, judicial process or any Tribunal, (ii) to counsel for any of Lenders or Administrative Lender, (iii) to bank examiners, regulators, auditors or accountants, (iv) to Administrative Lender or any other Lender, (v) in connection with any litigation to which any one or more of Lenders is a party, (vi) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) agrees to preserve the confidentiality of any confidential information to the extent required of Lenders pursuant to this
Section 8.19 or (vii) to the extent such information becomes available through a Person not a Company without knowledge by Administrative Lender or Lender of any requirements of confidentiality. Except as otherwise provided in the immediately preceding sentence, all such non-public information supplied to each Lender and Administrative Lender shall not be copied or distributed to any Person other than a Lender without the prior written consent of Borrower.

         8.20. Release and Assumption. Simultaneously with the execution by New Gaylord of the Assumption Agreement upon the date immediately prior to the effective date of the Westinghouse Merger, (a) Borrower, automatically and without any action by Administrative Lender, any Lender or any other Person, shall be released and discharged from all obligations and liabilities arising under this Agreement and any other Loan Documents, (b) New Gaylord shall assume all obligations and liabilities of Borrower under this Agreement and the other Loan Documents, as more particularly described in the Assumption Agreement, and
(c) all references to Borrower in this Agreement and the other Loan Documents shall mean and refer to New Gaylord.

         8.21. Exceptions to Covenants. Borrower shall not be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

         8.22. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart, so long as counterparts are executed by Borrower and each Lender.

         8.23. WAIVER OF JURY TRIAL. EACH OF BORROWER, ADMINISTRATIVE LENDER AND LENDERS HEREBY, TO THE FULLEST EXTENT PERMITTED BY LAW, IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         8.24. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT THE MATTERS COVERED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

==============================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
==============================================================================

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        GAYLORD ENTERTAINMENT COMPANY



                                         By:
                                           ------------------------------------
                                            Terry E. London
                                            President

                                         One Gaylord Drive
                                         Nashville, Tennessee 37214


ACKNOWLEDGED AND AGREED FOR
PURPOSES OF SECTION 8.20 HEREOF:

NEW GAYLORD ENTERTAINMENT COMPANY



By:
   --------------------------------
   Name:
        ---------------------------
   Title:
         --------------------------

                                      NATIONSBANK OF TEXAS, N.A.
                                      as a Lender, Swing Line Bank, Issuing
                                      Bank and as Administrative Lender


                                      By:
                                         --------------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------

                                      Lending Office:
                                      901 Main Street, 67th Floor
                                      Dallas, Texas 75202
                                      Attention:        Todd A. Shipley


                                      THE BANK OF NEW YORK



                                      By:
                                          --------------------------------------
                                          Joseph P. Matteo
                                          Vice President

                                      Lending Office:
                                      One Wall Street, 16th Floor
                                      New York, New York 10286
                                      Attention:        Joe Matteo


                                      THE FUJI BANK, LIMITED, ATLANTA
                                      AGENCY



                                      By:
                                          -------------------------------------
                                          T.. Mitsui
                                          Senior Vice President

                                      Lending Office:
                                      245 Peachtree Center Avenue
                                      Marquis Towers, Suite 2100
                                      Atlanta, Georgia 30303
                                      Attention:        Manijeh Harmon

                                      SUNTRUST BANK, NASHVILLE, N.A.



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      Lending Office:
                                      201 Fourth Avenue N
                                      Nashville, Tennessee 37219
                                      Attention:        J. Lee Lamprecht


                                      FIRST AMERICAN NATIONAL BANK



                                      By:
                                         --------------------------------------
                                         Scott Bane
                                         Senior Vice President

                                      Lending Office:
                                      327 Union Street
                                      Nashville, Tennessee 37237-0310
                                      Attention:        Scott Bane

                        CREDIT LYONNAIS NEW YORK BRANCH

                        By:
                           -------------------------------------
                           Name:
                                --------------------------------
                           Title:
                                 -------------------------------



                        Lending Office:
                        1301 Avenue of the Americas
                        New York, New York 10019
                        Attention:        Robert Ivosevich

                        with a copy to:

                        2200 Ross Avenue, Suite 4400 West
                        Dallas, Texas 75201
                        Attention:        Blake Wright



                        BANQUE PARIBAS

                        By:
                           --------------------------------------
                           Name:
                                ---------------------------------
                           Title:
                                 --------------------------------



                        By:
                           --------------------------------------
                           Name:
                                ---------------------------------
                           Title:
                                 --------------------------------


                        Lending Office:
                        2029 Century Park East, Suite 3900
                        Los Angeles, California 90067
                        Attention:        Todd Rodgers


                        WELLS FARGO BANK (TEXAS), NATIONAL
                        ASSOCIATION

                                      By:
                                         -------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


                                      Lending Office:
                                      1445 Ross Avenue, Suite 300
                                      Dallas, Texas 75202
                                      Attention:        Drew Keith



                                      FIRST UNION NATIONAL BANK

                                      By:
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                      Lending Office:
                                      150 Fourth Avenue North
                                      Nashville, Tennessee 37219
                                      Attention:        John Nichols


                                      THE SAKURA BANK, LIMITED

                                      By:
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                      Lending Office:
                                      245 Peachtree Center Avenue, N.E.,
                                      Suite 2703
                                      Atlanta, Georgia 30303
                                      Attention:        Charles S. Zimmerman


                                      THE INDUSTRIAL BANK OF JAPAN,
                                      LIMITED, ATLANTA AGENCY

                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                      Lending Office:
                                      One Ninety One Peachtree Tower, Suite 3600
                                      191 Peachtree Street N.E.
                                      Atlanta, Georgia 30303-1757
                                      Attention:        James Masters


                                      COMERICA BANK



                                      By:
                                         --------------------------------------
                                         Kristine L. Andersen
                                         Account Officer


                                      Lending Office:
                                      9th Floor, MC 3280
                                      500 Woodward Avenue
                                      Detroit, Michigan 48226
                                      Attention:        Kristine L. Andersen


                                      THE LONG-TERM CREDIT BANK OF JAPAN,
                                      LTD.

                                      By:
                                         -------------------------------------
                                         Name:
                                              --------------------------------
                                         Title:
                                               -------------------------------


                                      Lending Office:
                                      165 Broadway
                                      New York, New York 10006
                                      Attention: Kathy Dorsh-Santiago

                                      THE SANWA BANK, LIMITED



                                      By:
                                         -------------------------------------
                                         Dennis S. Losin
                                         Vice President

                                      Lending Office:
                                      133 Peachtree Street, NE
                                      Suite 4950 Georgia-Pacific Center
                                      Atlanta, Georgia 30303
                                      Attention:        Dennis S. Losin



                                      THE BANK OF NOVA SCOTIA




                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                      Lending Office:
                                      One Liberty Plaza
                                      New York, New York 10006
                                      Attention:        Margot Bright



                                      WACHOVIA BANK, N.A.


                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                      Lending Office:
                                      191 Peachtree Street (GA3940)
                                      Atlanta, Georgia 30303
                                      Attention:        Ken Washington

                                      BANK OF TOKYO MITSUBISHI TRUST
                                      COMPANY

                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------



                                      Lending Office:
                                      1251 Avenue of the Americas, 12th Floor
                                      New York, New York 10020
                                      Attention:        Glenn Eckert

                                   SCHEDULE I

                              COMMITMENT OF LENDERS

                                 THIS AGREEMENT



                         LENDER                                    COMMITMENT                       SPECIFIED
                         ------                                    ----------                       PERCENTAGE
                                                                                                    ----------
NationsBank of Texas, N.A.                                       $185,000,000.00                  30.833333333%

The Bank of New York                                             $ 20,000,000.00                   3.333333333%

The Fuji Bank, Limited, Atlanta Agency                           $ 10,000,000.00                   1.666666667%

SunTrust Bank, Nashville, N.A.                                   $ 50,000,000.00                   8.333333333%

First American National Bank                                     $ 20,000,000.00                   3.333333333%

Credit Lyonnais New York Branch                                  $ 35,000,000.00                   5.833333333%

Banque Paribas                                                   $ 20,000,000.00                   3.333333333%

Wells Fargo Bank (Texas), National                               $ 50,000,000.00                   8.333333333%
Association

First Union National Bank                                        $ 20,000,000.00                   3.333333333%

The Sakura Bank, Limited                                         $ 20,000,000.00                   3.333333333%

The Industrial Bank of Japan, Limited,                           $ 20,000,000.00                   3.333333333%
Atlanta Agency

Comerica Bank                                                    $ 20,000,000.00                   3.333333333%

The Long-Term Credit Bank of Japan,                              $ 50,000,000.00                   8.333333333%
Ltd.

The Sanwa Bank, Limited                                          $ 20,000,000.00                   3.333333333%

The Bank of Nova Scotia                                          $ 10,000,000.00                   1.666666667%

Wachovia Bank, N.A.                                              $ 30,000,000.00                   5.000000000%

Bank of Tokyo Mitsubishi Trust Company                           $ 20,000,000.00                   3.333333333%



                                   SCHEDULE II

                               LENDER'S ADDRESSES


NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202


THE BANK OF NEW YORK
One Wall Street, 16th Floor
New York, New York 10286


THE FUJI BANK, LIMITED, ATLANTA AGENCY
245 Peachtree Center Avenue
Marquis Towers, Suite 2100
Atlanta, Georgia 30303


SUNTRUST BANK, NASHVILLE, N.A.
201 Fourth Avenue N
Nashville, Tennessee 37219


FIRST AMERICAN NATIONAL BANK
327 Union Street
Nashville, Tennessee 37237-0310


CREDIT LYONNAIS NEW YORK BRANCH
1301 Avenue of the Americas
New York, New York
10019


BANQUE PARIBAS
2029 Century Park East, Suite 3900
Los Angeles, California 90067


WELLS FARGO BANK (TEXAS), NATIONAL ASSOCIATION
1445 Ross Avenue, Suite 300
Dallas, Texas 75202

FIRST UNION NATIONAL BANK
150 Fourth Avenue North
Nashville, Tennessee 37219


THE SAKURA BANK, LIMITED
245 Peachtree Center Avenue, N.E.
Suite 2703
Atlanta, Georgia 30303


THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY
One Ninety One Peachtree Tower, Suite 3600
191 Peachtree Street N.E.
Atlanta, Georgia 30303-1757


COMERICA BANK
9th Floor, MC 3280
500 Woodward Avenue
Detroit, Michigan 48226


THE LONG-TERM CREDIT BANK OF JAPAN, LTD.
165 Broadway
New York, New York 10006


THE SANWA BANK, LIMITED
133 Peachtree Street, NE
Suite 4950 Georgia-Pacific Center
Atlanta, Georgia 30303


THE BANK OF NOVA SCOTIA
One Liberty Plaza
New York, New York 10006


WACHOVIA BANK, N.A.
191 Peachtree Street (GA3940)
Atlanta, Georgia 30303

BANK OF TOKYO MITSUBISHI TRUST COMPANY
1251 Avenue of the Americas, 12th Floor
New York, New York 10020

                                    EXHIBIT G

                                 SWING LINE NOTE

U.S. $_____________                                       Dated: August 19, 1997

         FOR VALUE RECEIVED, the undersigned, GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of _______________________________ (the "Swing Line Bank") for the account of its
Lending Office (as defined in the Credit Agreement referred to below) the lesser of ____________________ Dollars ($_____________) and the unpaid principal amount of the Swing Line Loans (as defined in the Credit Agreement referred to below) made by the Swing Line Bank to the Company pursuant to the Credit Agreement, payable at such times, and in such amounts, as are specified in the Credit Agreement.

         The Company promises to pay interest on the unpaid principal amount of the Swing Line Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A. as Administrative Lender for the Swing Line Bank, at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202 in immediately available funds.

         This Swing Line Note is the Swing Line Note referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 19, 1997 among Gaylord Entertainment Company, the Swing Line Bank and certain other banks parties thereto, and NationsBank of Texas, N.A., as Administrative Lender for the Swing Line Bank and such other banks (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         THIS SWING LINE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


                                    GAYLORD ENTERTAINMENT COMPANY



                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT H

                              REVOLVING CREDIT NOTE


U.S. $_________________                                   Dated: August 19, 1997


         FOR VALUE RECEIVED, the undersigned, GAYLORD ENTERTAINMENT COMPANY, a Delaware corporation (the "Company"), HEREBY PROMISES TO PAY to the order of [Name of Lender] (the "Lender") for the account of its Lending Office (as defined in the Credit Agreement referred to below) the lesser of ___________ Dollars ($__________) and the unpaid principal amount of the Revolving Credit Loans made by the Lender to the Company pursuant to the Credit Agreement, payable at such times, and in such amounts, as are specified in the Credit Agreement.

         The Company promises to pay interest on the unpaid principal amount of the Revolving Credit Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to NationsBank of Texas, N.A., as Administrative Lender for the Lender, at 901 Main Street, Dallas, Texas 75202 in immediately available funds.

         This Revolving Credit Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement dated as of August 19, 1997 among Gaylord Entertainment Company, the Lender and certain other banks parties thereto, and NationsBank of Texas, N.A., as Administrative Lender for the Lender and such other banks (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


                                    GAYLORD ENTERTAINMENT COMPANY



                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

                                    EXHIBIT S

                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT (this "Agreement"), dated as of ____________, 1997, is executed by NEW GAYLORD ENTERTAINMENT COMPANY, a corporation organized under the laws of the State of Delaware ("New Gaylord"), for the benefit of NATIONSBANK OF TEXAS, N.A., for itself and as Administrative Lender (the "Administrative Lender"), for itself and certain other lenders (the "Lenders") party to a Credit Agreement dated as of August 19, 1997 (said Credit Agreement, as amended, modified, supplemented or restated from time to time, the "Credit Agreement"; capitalized terms used herein and not defined herein shall have the meaning given to them in the Credit Agreement) with Gaylord Entertainment Company, a Delaware corporation ("Old Gaylord"), and for the benefit of Old Gaylord.


                                   BACKGROUND

         A. Contemporaneously herewith the Westinghouse Merger is taking place, and, pursuant to the terms hereof, New Gaylord is assuming all Loans and all of the other indebtedness, obligations and liabilities of Old Gaylord under the Credit Agreement.

         B. The Lenders have required this Agreement to, among other things, confirm and evidence New Gaylord's liabilities under the Loan Documents.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, New Gaylord covenants and agrees as follows:

         1. ASSUMPTION. New Gaylord hereby irrevocably and unconditionally (i) accepts, assumes and agrees to pay and perform each and all of the indebtedness, liabilities and obligations of Old Gaylord pursuant to the Credit Agreement, the Notes and all other Loan Documents to which Old Gaylord is a party in accordance with their respective terms, (ii) agrees that New Gaylord will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement, the Notes and each other Loan Document are required to be performed by Old Gaylord, as though New Gaylord were a signatory party to each such Loan Document, (iii) accepts, assumes, and agrees to pay and perform each and all of the indebtedness, liabilities and obligations of Old Gaylord that expressly survive termination of the Existing Credit Agreement and the NationsBank Term Loan Agreement, and (iv) agrees to execute such agreements, replacement Notes and other documents to further evidence the assumptions provided herein. Upon the effectiveness of this Agreement and without any action by the Administrative Lender or any Lender, Old Gaylord shall be released of any and all of its liabilities and obligations under the Credit Agreement, the Existing Credit Agreement, and the NationsBank Term Loan

Agreement, and New Gaylord shall be released of any and all of its liabilities and obligations under the Guaranty.

         2. REPRESENTATIONS AND WARRANTIES . By its execution and delivery of this Agreement, New Gaylord represents and warrants that, as of the date hereof and after giving effect to this Agreement:

         (a) The execution, delivery and performance by New Gaylord of this Agreement is within its respective powers and has been duly authorized by all necessary corporate action. This Agreement constitutes the legal, valid and binding obligation of New Gaylord, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity regardless of whether enforcement is sought in equity of at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (b) neither the execution, delivery and performance of this Agreement or any other documents contemplated hereby, nor the consummation of any transactions herein, will contravene or conflict with any law, rule or regulation to which New Gaylord is subject or any indenture, agreement or other instrument to which New Gaylord or any of its property is subject which, in any case, could reasonably be expected to have a Material Adverse Effect or result in or require the creation or imposition of any Lien (other than a Permitted
Lien) upon or with respect to any of the properties of New Gaylord; and

         (c) no authorization, approval, consent, or other action by, notice to, or filing with, any governmental authority or other Person which has not heretofore been obtained, is required for the execution, delivery or performance by New Gaylord of this Agreement or any other documents contemplated hereby.

         3. EFFECTIVENESS. This Agreement shall be effective as of the effective date of the Westinghouse Merger.

         4. COSTS AND EXPENSES. New Gaylord agrees to pay on demand all reasonable costs and expenses of the Administrative Lender actually incurred in connection with the preparation, reproduction, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder.

         5. GOVERNING LAW; BINDING EFFECT. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (except to the extent federal laws govern the validity, construction, enforcement and interpretation of all or any part of this Agreement) and shall be binding upon New Gaylord and the Administrative Lender and their respective successors and assigns.

         6. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.




                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

         IN WITNESS WHEREOF, New Gaylord and the Administrative Lender have each executed this Agreement as of the date first above written.

                                    GAYLORD ENTERTAINMENT COMPANY



                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                    NATIONSBANK OF TEXAS, N.A., as
                                    Administrative Lender



                                    By:
                                        ----------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------